Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252370

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 3, 2021

(To the Prospectus dated February 5, 2021)

1,500,000 Shares

10.0% Series A Cumulative Redeemable Convertible Preferred Stock

$10.00 per Share

Liquidation Preference: $11.00 Per Share

Redemption Price: $11.00 Per Share

ESPORTS ENTERTAINMENT GROUP, INC.

1,500,000 Shares of 10.0% Series A Cumulative Redeemable Convertible Preferred Stock

We are offering, on a firm commitment basis, up to 1,500,000 shares of our 10.0% Series A Cumulative Redeemable Convertible Preferred Stock, $0.001 par value per share, which we refer to as the Series A Convertible Preferred Stock, at a price of $10.00 per share, in this offering pursuant to this prospectus supplement and the accompanying prospectus.

Dividends on our Series A Convertible Preferred Stock accrue daily, will be cumulative from the date of issuance, and will be payable monthly in arrears on the last day of each calendar month, when, as and if declared by our board of directors, at the rate of 10.0% per annum, which is the equivalent of $1.00 per annum per share.

Subject to earlier conversion or redemption, the Series A Convertible Preferred Stock matures five years from issuance at which point the Company must redeem the shares of Series A Convertible Preferred Stock still outstanding. The Series A Preferred Stock does not provide for a retirement or sinking fund and no holders of Series A Convertible Preferred Stock have any preemptive rights to purchase or subscribe for shares of our common stock or any of our other securities.

Each share of Series A Convertible Preferred Stock is convertible into shares of our common stock, at a conversion price of $17.50 per common share, at any time at the option of the holder. In the event that any shares of Series A Convertible Preferred Stock are called for redemption, the right of conversion ceases and terminates, as to the shares so called for redemption, at the close of business on the seventh (7th) day prior to the date fixed for redemption unless default has been be made in the payment of the redemption price. No adjustment will be made for dividends accumulated on any shares of Series A Convertible Preferred Stock so converted nor for dividends on any shares of our common stock that will be issuable on any conversion.

The Series A Convertible Preferred Stock is subject to mandatory redemption upon a change of control at a cash redemption price of $11.00 per share plus an amount equal to all to all dividends accrued or in arrears on the redemption date.

The Series A Convertible Preferred Stock is redeemable, at our option, in whole or in part, at any time on or after January 1, 2023, at a per share redemption price of $11.00 plus an amount equal to all dividends accrued or in arrears on the shares to be redeemed to the date fixed for redemption.

During the continuance of any arrearages in dividends for any past monthly dividend period or a failure in fulfillment of any redemption obligation on Series A Convertible Preferred Stock, except as specifically permitted by the terms of the Series A Convertible Preferred Stock, we will not purchase or redeem any shares of Series A Convertible Preferred Stock or of any other series of preferred stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without the consent given in writing without a meeting or affirmative vote given in person or by proxy at a meeting called for the purpose, by the holders of at least 80% of all the shares of Series A Convertible Preferred Stock and of stock of any other class or series of preferred stock then outstanding and ranking on a parity with Series A Convertible Preferred Stock as to dividends on which there are arrearages, voting together as a single class, provided that (i) to meet the requirements of any purchase, retirement, or sinking fund provisions relating to any such series of preferred stock, we may use shares of the series of preferred stock acquired by it prior to the arrearages in dividends or failure of payment and then held by it as treasury stock, valued at redemption price, and (ii) we may complete the purchase or redemption of shares of the series of preferred stock for which a purchase contract was entered into for any purchase, retirement, or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to the arrearages in dividends or failure of payment.

In the event of our liquidation, dissolution or winding up, holders of our Series A Convertible Preferred Stock will receive a payment equal to $11.00 per share of Series A Convertible Preferred Stock plus accrued but unpaid dividends before any proceeds are distributed to the holders of our common stock and all classes or series of our capital stock now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series A Convertible Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Shares of Series A Convertible Preferred Stock will generally have no voting rights, except as required by law or upon certain other events described in the Certificate of Designation of Rights and preferences for the Series A Convertible Preferred Stock.

Currently, no market exists for the Series A Convertible Preferred Stock. We have filed an application to list the Series A Convertible Preferred Stock on the NASDAQ Capital Market under the symbol “GMBLP.” If the application is approved, trading of the Series A Convertible Preferred Stock is expected to begin within three business days after the initial issuance of the Series A Convertible Preferred Stock. Our common stock trades on the NASDAQ Capital Market under the symbol “GMBL.”

Investing in our Series A Convertible Preferred Stock involves a high degree of risk. See “Risk Factors” beginning on page S-20 of this prospectus supplement and on page 11 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our Series A Convertible Preferred Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price
Underwriting discounts and commissions (1)
Proceeds, before expenses, to us

(1) In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-44 of this prospectus supplement for additional information.

We have granted the representatives of the underwriters an option to purchase up to an additional 225,000 shares of Series A Convertible Preferred Stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the shares of Series A Convertible Preferred Stock to the purchasers on or about ________________.

MAXIM GROUP LLC	JOSEPH GUNNAR & CO., LLC

The date of this prospectus supplement is _____________, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus dated February 5, 2021, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “EEG,” the “Company,” “we,” “us,” “our” and similar terms refer to Esports Entertainment Group, Inc., a Nevada corporation, and its consolidated subsidiaries. References to our “common stock” refer to the common stock of Esports Entertainment Group, Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters in this offering, including the representatives of the underwriters, Maxim Group LLC and Joseph Gunnar & Co., LLC, have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are offering to sell, and seeking offers to buy, shares of our Series A Convertible Preferred Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Series A Convertible Preferred Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Series A Convertible Preferred Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

●	terms and provisions of the designations, rights and preferences of the Series A Convertible Preferred Stock;

●	our ability to obtain a listing of the Series A Convertible Preferred Stock on the NASDAQ Capital Market and, if such listing is obtained, risks associated with a new issue of securities with no established trading market;

●	laws and regulations impacting our company;

●	any statements of the plans, strategies and objectives of management for future operations;

●	any statements concerning proposed new products, services or developments;

●	any statements regarding future economic conditions or performance;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our estimates regarding the sufficiency of our cash resources and our need for additional funding; and

●	our intended use of the net proceeds from the offerings of shares of common stock under this prospectus supplement.

We urge you to consider these factors before investing in our Series A Convertible Preferred Stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K/A and Form 10-K for our fiscal year ended June 30, 2021 filed with the Securities and Exchange Commission, or SEC, on October 22, 2021 and October 13, 2021, respectively.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our Series A Convertible Preferred Stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

About Esports Entertainment Group, Inc.

Overview

Corporate History

Esports Entertainment Group, Inc. (“EEG”) was formed in the State of Nevada on July 22, 2008 under its prior name Virtual Closet, Inc. Virtual Closet, Inc. changed its name to DK Sinopharma, Inc. on June 6, 2010. DK Sinopharma, Inc. changed its name to VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc. The Company was engaged in a number of different enterprises up until May 20, 2013, when, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of H&H Arizona Corporation in exchange for 3,333,334 shares of its common stock. From May 2013 until August 2018, its operations were limited to designing, developing and testing its wagering systems. We launched our online esports wagering website (www.vie.gg) in August 2018.

Business Overview

Esports is the competitive playing of video games by amateur and professional teams as a spectator sport. Esports typically takes the form of organized, multiplayer video games that include genre’s such as real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv and youtube.com.

EEG is an esports focused iGaming and entertainment company with a global footprint. EEG’s strategy is to build and acquire betting and related platforms, and lever them into the rapidly growing esports vertical. We operate the business in two verticals, EEG iGaming and EEG Games.

S-3

EEG iGaming:

In the EEG iGaming vertical, we have a best-in-class esports betting platform with full casino and sportsbook functionality. Our in-house gambling software platform, Phoenix, is a modern reimagined sportsbook that caters to both millennial esports bettors as well as traditional sports bettors. Phoenix is being developed through the assets and resources of FLIP Sports Limited, a software development company, that we acquired in September 2020.

EEG’s goal is to be a leader in the large and rapidly growing sector of esports real-money wagering, offering fans the ability to wager on professional esports events in a licensed and secure environment. From February 2021, under the terms of their Maltese Gaming Authority (MGA) license, we are now able to accept wagers from residents of over 180 jurisdictions including countries within the European Union, Canada, New Zealand and South Africa, on our ‘‘Vie.bet’’ platform.

Alongside the Vie.bet esports focused platform, EEG owns and operates:

●	Argyll Entertainment’s flagship Sportnation.bet online sportsbook and casino brand, licensed in the UK and Ireland;
●	Lucky Dino’s 5 online casino brands licensed by the MGA on its in-house built iDefix casino-platform; and
●	The recently acquired Bethard online sportsbook and casino brands, operating under MGA, Spanish, Irish and Swedish licenses.

On August 17, 2020, we announced entry into a multi-year partnership with Twin River Worldwide Holdings, Inc, now Bally’s Corporation, to launch their proprietary mobile sports betting product, ‘‘Vie.gg’, in the state of New Jersey, as we intend to have this platform, which was previously licensed in Curacao, live in the state prior to December 31, 2021, as a real-money wagering “skin” of Bally’s Atlantic City, the holder of a New Jersey Casino License, Internet Gaming Permit and Sports Wagering License. However, there is no assurance that the “live” date will be met, as there are numerous technology and other approvals required before going “live”.

In total EEG currently holds five Tier-1 gambling licenses (Malta, UK, Ireland, Spain and Sweden) and are in the process of acquiring one additional gambling license in the United States for the state of New Jersey. Our acquisitions of Argyll Entertainment, Lucky Dino and Bethard provide a foothold in mature markets in Europe into which we believe we can cross-sell our esports offerings.

EEG Games:

In the EEG Games vertical, focus is on providing esports entertainment experiences for every gamer. We do this through a combination of 1) in-person experiences (at Helix Centers), 2) online tournaments (through their recently acquired EGL tournament platform), and 3) player-vs-player wagering (through their soon-to-be-released LANDuel product). In order to provide exposure for our platforms, we have signed numerous exclusive marketing relationships with professional sports organizations across the NFL, NBA, NHL and MLS.

Underpinning our EEG Games vertical is our proprietary infrastructure software, ggCircuit (“GGC”). ggCircuit is the leading provider of local area network (“LAN”) Center management software, enabling us to seamlessly manage mission critical functions such as game licensing and payments.

Recent Developments

Entry into a Securities Purchase Agreement with Investor

On May 28, 2021, we entered into a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which we sold a Senior Convertible Note dated June 2, 2021, with an initial principal amount of $35 million (the “Convertible Note”) in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Convertible Note bears interest at a rate of 8% per annum and matures two years following the date of issuance (the “Maturity Date”, subject to extension in certain circumstances, including bankruptcy and outstanding events of default). In addition to the principal amount the Company is required to pay an additional amount equal to 6% of the outstanding principal amount. After the occurrence and during the continuance of an Event of Default (as defined in the Convertible Note), the Convertible Note will accrue interest at the rate of 12.0% per annum.

S-4

The Convertible Note is convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price of $17.50 per share. The Convertible Note is subject to a most favored nations provision and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If we enter into any agreement to issue (or issue) any variable rate securities, the noteholder has the additional right to substitute such variable price (or formula) for the conversion price.

In connection with the sale of the Convertible Note, the Company issued two warrants to the Investor, the Series A Warrant and Series B Warrant. Pursuant to the Series A Warrant, issued by the Company in favor of the Investor, they shall have the right to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $17.50 per share. The Series A Warrant expires in 4 years. The Series A Warrant has a cashless exercise provision provides that no effective registration statement exists and a beneficial ownership limitation of 4.99% which may be increased or decreased up to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

Pursuant to a Series B Warrant, issued by the Company in favor of the Investor, they shall have the right to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $17.50 per share. The Series B Warrant expires in 2 years. The Series B Warrant has a cashless exercise provision provides that no effective registration statement exists and a beneficial ownership limitation of 4.99% which may be increased or decreased up to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase. The Series B Warrant is only exercisable to the extent that the indebtedness owing under the Convertible Note is redeemed. For every share of common stock issuable upon conversion of the redemption amount on the Convertible Note, one warrant share will vest and be eligible for exercise.

On July 13, 2021, the Investor consented to the Pledge entered into with Gameday Group Plc as described under the header below titled “Entry into a Securities Purchase Agreement with Gameday Group Plc”, waived the provisions of Section 14(c) of the Note prohibiting the Pledge, and agreed that the lien represented by the Pledge shall constitute a “Permitted Lien” for purposes of Section 31(uu) of the Note.

The Company evaluated its compliance with the debt covenants in the Senior Convertible Note as of June 30, 2021 and the period from July 1, 2021 through October 13, 2021 and determined that it had not maintained compliance with certain covenants in the Senior Convertible Note. The Company therefore requested and received a waiver for (i) any known breaches or potential breaches of financial covenants in effect related to the available cash test and minimum cash flow test through December 25, 2021, (ii) any known breach resulting from the existing lien on the shares of Prozone Limited obtained in the acquisition of the Bethard Business and (iii) any known breach which would result from the issuances of up to 200,000 shares common stock in connection with the Company’s proposed purchase of certain equity interests in Game Fund Partners Group LLC. In addition, the Company requested and received an amendment to the Senior Convertible Note wherein the permitted ratio of outstanding debt to market capitalization was increased temporarily from 25% to 35% through December 25, 2021.

In consideration for the waiver, the Company agreed to permit the immediate conversion of up to $7,500,000 of the outstanding balance of the Senior Convertible Note at the Alternate Conversion Price into shares of common stock of the Company. In the event of default following December 25, 2021, the holder may exercise any and all rights available to it following such a default that includes redemption of the Senior Convertible Note for cash. The holder may also choose to convert any outstanding indebtedness in the form of the Alternate Conversion Price as provided in the Senior Convertible Note, subject to the terms and conditions contained therein, until such time as the Company is in compliance with the above-mentioned sections.

On November 2, 2021, the Company entered into a letter agreement (the “Letter Agreement”) with the Investor pursuant to which the Investor agreed to waive certain rights contained in the Purchase Agreement for the purpose of permitting the Company to designate and issue shares the Series A Convertible Preferred Stock.

Under the Letter Agreement, the Investor provided a waiver of (i) the prohibition against the issuance of Common Stock Equivalents (as defined in the Purchase Agreement) set forth in Section 4.13 of the Purchase Agreement in connection with the issuance of the Series A Convertible Preferred Stock only, and (ii) the prohibitions in Section 14(e) of the Note (as defined in the Purchase Agreement) to permit (a) the payment of a dividend of 10% per annum on the Series A Preferred Stock only and (b) the redemption of the Series A Preferred Stock upon a Change of Control (as defined in the Certificate of Designation) only.

In addition, the Investor agreed to forbear on any action until December 31, 2021 (the “Forbearance Termination Date”) in connection with the Company’s delays in filing a registration statement with regard to the Investor’s securities as required by the Transaction Documents (as defined in the Purchase Agreement). The Investor further agreed that, if and only if the Company obtains Shareholder Approval (as defined in the Purchase Agreement) on or prior to the Forbearance Termination Date, the Investor shall irrevocably waive the Company’s obligation to pay $800,000 of the amount owed to the Investor due to the registration statement filing delays (the “Initial Registration Delay Payment”). The Company and the Investor agreed that $700,000 of the Initial Registration Delay Payment shall remain due and owing to the Investor and such amount shall be added to the principal amount of the Note on the Forbearance Termination Date. The Company agreed that, if the Company does not obtain Shareholder Approval by the Forbearance Termination Date, the Company’s obligation to pay $800,000 of the Initial Registration Delay Payment is immediately payable to the Investor in cash.

The above-mentioned waivers and forbearances were provided by the Investor to the Company in consideration of the Company granting to the Investor a 10% redemption premium in the event the Company redeems the amounts owed to the Investor prior to the Note’s maturity date.

Entry into a Securities Purchase Agreement with Gameday Group Plc

On May 25, 2021 (the “Signing Date”), we entered into a Share Sale and Purchase Agreement with Gameday Group Plc, a limited liability company incorporated in Malta (the “Seller”, and together with the Company, the “Parties”). Subject to the terms and conditions of the Purchase Agreement, the Parties agreed that the Shares (as defined below) will be sold by the Seller to the Company five Business Days after the issuance of the Seller’s Pre-Closing Restructuring Confirmation (as defined below), or such other date as the Parties may agree on writing (the “Closing Date”). All defined terms used herein and not otherwise defined have the meanings set forth in the Purchase Agreement.

According to the Purchase Agreement, the Seller owns certain business assets (the “Assets”) regarding the Bethard, Fastbet and Betive brands (the “Business”), including (i) the brand name Bethard (and, together with the Fastbet and Betive brands the “Brands”); (ii) domains relating to the Brands (the “Domains”); (iii) the customer databases relating to the Brands (the “Customer Databases”); (iv) website content, materials and code pertaining to the Domains (or any parts thereof) currently owned by the Seller and any of its Affiliates (the “Front-End Code”); (v) certain licensee rights under an ambassador agreement originally entered into by Bethard Group Limited (“BG”) and Unknown AB (“Unknown”), dated February 14, 2018 (and amended on February 26, 2018 and on March 16, 2018), and thereafter assigned and novated by BG to Together Gaming Solutions p.l.c (“TGS”) on April 30, 2019 and subsequently amended on March 27, 2020 (the “Zlatan Agreement”); and (vi) B2C online gambling licenses in Sweden, Spain, Malta, and Ireland (each a “License” and together the “Licenses”).

As described in the Purchase Agreement, Prozone Limited, a limited liability company incorporated in Malta (“Prozone”) prior to the completion of all actions and the transactions (including the Transaction defined below) required to take place at the Closing on the Closing Date (the “Closing”) intends to enter into (i) an asset transfer agreement with the Seller’s subsidiaries, BG and TGS (the “Asset Transfer Agreements”), pursuant to which Prozone will acquire, prior to the Closing, full legal title and ownership of the Assets (with the exception of the Licenses and the Zlatan Agreement) owned by each of BG and TGS, free and clear from any Encumbrances; (ii) a white label platform licensing agreement with TGS for the Together Gaming Platform (the “Platform”) (the “White Label Agreement”) regarding the Business; (iii) a turnkey platform licensing agreement with the TGS for the Platform (the “Turnkey Agreement”); and (iv) a services agreement with BG for operational support services (the “Services Agreement”) (the “Pre-Closing Restructuring”).

S-5

Following the Pre-Closing Restructuring and prior to the Closing, the Seller assumed Prozone’s payment obligations to BG and TGS under the Asset Transfer Agreements in consideration for receivables (of an aggregate amount that is equal to those payment obligations) due by Prozone to the Seller in accordance with an assignment and novation agreement entered into between Prozone, the Seller, and BG and an assignment and novation agreement entered into between Prozone, the Seller, and TGS (the “Assignment and Novation Agreements”). These receivables were then capitalized (i.e., converted into shares in Prozone) and at which point Prozone had issued share capital of the EUR 25,101,200 divided into 25,101,200 shares of EUR 1 each (the “Shares”), all of which was owned by the Seller. The Seller subsequently sold all of the Shares of Prozone together with all rights attached to them and free from any Encumbrance to the Company (the “Transaction”) on the Closing Date subject to the terms and conditions of the Purchase Agreement.

Following the Closing, the Seller agreed to procure that each of the Licenses are transferred to Prozone as soon as practicable, subject to such transfers being permitted under the relevant local regulations. Prozone agreed to operate for a minimum period of 24 months from the Closing the Domains utilizing the Platform, pursuant to the terms of the White Label Agreement and/or the Turnkey Agreement. After 24 months from the Closing have passed, Prozone shall be free to terminate the White Label Agreement and/or Turnkey Agreement (as applicable) and migrate the Domains and the Customer Databases to another platform of Prozone’s choice. The Seller agreed to procure that the Zlatan Agreement (which is currently the subject of negotiation between TGS and Unknown) will be assigned and novated in favor of Prozone pursuant to an assignment and novation agreement to be entered into between TGS, Unknown, and Prozone (the “Zlatan Agreement Assignment”).

The Purchase Price for the Shares shall be an amount corresponding to the aggregate of (i) EUR 16,000,000 (the “Closing Payment”); (ii) the additional consideration payable to the Seller by the Company as set out in Section 5 of the Purchase agreement (the “Additional Payment”); and (iii) the shares of the Company’s common stock, par value $0.001 to be allotted and issued to the Seller by the second year anniversary of the Closing Date, representing an aggregate value of the USD Currency Equivalent of EUR7,600,000 as set out in Section 6 of the Purchase Agreement or such lower amount as may be applicable in accordance with Section 9.3 of the Purchase Agreement (the “Share Consideration”, and together with the Closing Payment and the Additional Payment, the “Purchase Price”).

On July 13, 2021, the Company and the Seller entered into an Amendment Agreement (the “Amendment”) with respect to the Purchase Agreement, pursuant to which the Seller and the Company agreed to amend the Purchase Agreement, specifically the Purchase Price, as follows: (i) the Company agreed to make a payment of EUR 12,000,000 (the “First Payment”) to the Seller by no later than July 13, 2021 (the “First Payment Date”) and a payment of EUR 4,000,000 (the “Second Payment”) to the Seller by no later than October 1, 2021 (the “Second Payment Date”); (ii) the Company agreed to pay Seller an additional EUR 1,000,000 on the First Payment Date, representing a refund to the Seller of an equivalent amount that the Seller has deposited with the Spanish Gaming Authority (DGOJ) as a guarantee for regulatory purposes (the “Spanish Deposit Amount”). Further, the Additional Payment, shall be increased from 12% of the Net Gaming Revenue during Relevant Period, effective July 1, 2021, to 15% of Net Gaming Revenue until receipt of the Second Payment, following which it shall be reduced to 12% of Net Gaming Revenue for the remainder of the Relevant Period.

The Additional Payment shall be reduced to 10% of Net Gaming Revenue in respect of any relevant jurisdiction where the Company has not yet acquired the relevant B2C online gambling license for a three month period beginning July 31, 2021 but shall increase to 12% for the remainder of the Relevant Period once the relevant license has been acquired by the Company.

On July 13, 2021, the Company and the Seller entered into that certain Pledge of Shares Agreement (the “Pledge Agreement”), whereby the Company agreed to pledge the Shares in favor of the Seller (the “Pledge”) as security for the Company’s obligation to make the Second Payment by no later than the Second Payment Date, including any and all fees and/or expenses which the Seller may incur in the protection or enforcement of its respective rights under the Purchase Agreement (the “Secured Obligations”). The Pledge will be released by the Seller upon receipt by the Seller of the Second Payment. The Pledge Agreement constitutes a continuing security for the due and punctual performance of all the Secured Obligations. The Pledge Agreement contains customary representations, warranties and covenants, and other terms and conditions.

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On July 13, 2021, the Company and Seller, having met all conditions precedent in the Amendment consummated the closing for the Shares. Pursuant to the Amendment, as consideration for the Shares, the Company paid the Seller EUR 12,000,000 at the Closing along with an additional EUR 1,000,000 payment with the Second Payment and Additional Consideration to follow in accordance with the Amendment.

On October 6, 2021, the Company entered into second amendment agreement (“Second Amendment”) to extend the Second Payment Date until October 14, 2021 during which time the Additional Payment will remain at 15% of NGR.

The Seller has verbally agreed to delay the Second Payment Date until November 12, 2021. The Company will use a portion of the proceeds of this offering to make the Second Payment.

Helix Holdings, LLC Purchase Agreement

On January 22, 2021, the Company entered into an equity purchase agreement (the “Helix Purchase Agreement”), by and among the Company, Helix Holdings, LLC, a limited liability company incorporated under the laws of Delaware (“Helix”), and the equity holders of Helix (the “Helix Equity Holders”), whereby the Company will acquire from the Helix Equity Holders all of the issued and outstanding membership units of Helix (the “Helix Units”), making Helix a wholly owned subsidiary of the Company.

In connection with the negotiation of the Helix Purchase Agreement, the Company advanced an aggregate of $400,000 to Helix during 2020 and 2021 in the form of loans (the “Helix Loans”). Upon execution of the Helix Purchase Agreement, the Company paid Helix an additional $400,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”).

On May 21, 2021, the Company and Helix amended the Helix Purchase Agreement pursuant to Amendment No. 1 to Equity Purchase Agreement (the “Helix Amendment”) to, among other things, (A) update Exhibit A thereto, (B) provide for an additional indemnifiable event by the Helix Equity Holders under Section 10.02 of the Helix Purchase Agreement with respect to post-closing pre-mature departures of certain key employees of Helix, (C) extend the End Date (as defined in the Helix Purchase Agreement) to June 3, 2021, (D) provide for a non-refundable operating expense payment to Helix in the amount of $100,000; provided, however, that if the transaction does not close on or before June 1, 2021, the Company is required to make an additional non-refundable payment in the amount of $100,000 to Helix, (E) increase the amount of the Purchase Price (as defined in the Helix Purchase Agreement) to be paid in cash from $8,500,000 to $10,000,000 and reduce the amount of the Purchase Price to be paid in stock from $8,500,000 to $7,000,000, and (F) change the Stock Payment (as defined in the Helix Purchase Agreement) calculation from a variable formula to a fixed price formula, resulting in $7,000,000 of the Purchase Price being payable to the Helix Equity Holders in shares of the Company’s common stock valued at $13.25 per share (528,302 shares).

On June 1, 2021, the Company, Helix and the Helix Equity Holders, having met all conditions precedent in the Helix Purchase Agreement, consummated the closing for the Helix Interests (the “Helix Closing”). Pursuant to the Helix Purchase Agreement, as consideration for the Helix Interests, the Company paid the Helix Equity Holders at the Helix Closing: (i) $10,000,000 in cash (the “Helix Cash Consideration”) and $7,000,000 in stock (the “Helix Stock Consideration”) through the issuance of 528,302 shares of the Company’s common stock, par value $0.001 per share, determined using a price of $13.25 per share (the actual closing price of the Company’s common stock on June 1, 2021 was $11.17 per share). In connection with the Helix Cash Consideration, the Company received credit for certain loans and operating expense payments made by the Company to Helix during 2020 and 2021.

ggCIRCUIT LLC Purchase Agreement

On January 22, 2021, the Company entered into the GGC Purchase Agreement whereby the Company will acquire from the GGC Equity Holders all of the issued and outstanding membership units of GGC (the “GGC Units”), making GGC a wholly owned subsidiary of the Company.

In connection with the negotiation of the GGC Purchase Agreement, the Company advanced an aggregate of $600,000 to GGC during 2020 and 2021 in the form of loans (the “GGC Loans”). Upon execution of the GGC Purchase Agreement, the Company paid GGC an additional $600,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”).

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On May 21, 2021, the Company and GGC amended the GGC Purchase Agreement pursuant to the Amendment No. 1 to Equity Purchase Agreement (the “GGC Amendment”) to, among other things, (A) update Exhibit A thereto, (B) provide for an additional indemnifiable event by the GGC Equity Holders under Section 10.02 of the GGC Purchase Agreement with respect to post-closing pre-mature departures of certain key employees of GGC, (C) extend the End Date (as defined in the GGC Purchase Agreement) to June 3, 2021, (D) provide for a non-refundable operating expense payment to GGC in the amount of $100,000; provided, however, that if the transaction does not close on or before June 1, 2021, the Company is required to make an additional non-refundable payment in the amount of $100,000 to GGC, (E) increase the amount of the Purchase Price (as defined in the GGC Purchase Agreement) to be paid in cash from $13,000,000 to $15,000,000 and reduce the amount of the Purchase Price to be paid in stock from $13,000,000 to $11,000,000, and (F) change the Stock Payment (as defined in the GGC Purchase Agreement) calculation from a variable formula to a fixed price formula, resulting in $11,000,000 of the Purchase Price being payable to the GGC Equity Holders in shares of the Company’s common stock valued at $13.25 per share (830,189 shares).

On June 1, 2021, the Company, GGC and the GGC Equity Holders, having met all conditions precedent in the GGC Purchase Agreement, consummated the closing for the GGC Interests (the “GGC Closing”). Pursuant to the GGC Purchase Agreement, as consideration for the GGC Interests, the Company paid the GGC Equity Holders at the GGC Closing: (i) $15,000,000 in cash (the “GGC Cash Consideration”) and $11,000,000 in stock (the “GGC Stock Consideration”) through the issuance of 830,189 shares of the Company’s common stock, par value $0.001 per share, determined using a price of $13.25 per share (the actual closing price of the Company’s common stock on June 1, 2021 was $11.17 per share). In connection with the GGC Cash Consideration, the Company received credit for certain loans and operating expense payments made by the Company to GGC during 2020 and 2021.

At-the Market Equity Offering Program

On September 3, 2021, the Company entered an “at the market” equity offering program (“ATM”) to sell up to an aggregate of $20,000,000 of common stock. The shares are being issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-252370) and the Company filed a prospectus supplement, dated September 3, 2021 with the SEC in connection with the offer and sale of the shares pursuant to the Equity Distribution Agreement with the broker. As of October 29, 2021, the Company has sold 1,250 shares through the ATM.

Investment in Game Fund Partners LLC

The Company has signed a partnership agreement with Game Fund Partners LLC to become a part of their Venture Capital Arm and a new planned $300,000,000 game fund. As part of the new multi-year agreement, the Company will initially invest approximately $2,000,000 million dollars of EEG shares into 20% of the General Partnership of the fund and will become part of the management and investment committee that manages an investment fund focused on joint projects and investment vehicles to fuel growth in the areas of gaming, data, blockchain, online gaming, and joint casino hotel investments. The Company has agreed to contribute 100,000 shares to the fund during the period in which the fund receives total capital commitments of $100,000,000. The Company has agreed to contribute an additional 100,000 shares to the fund during the period in which the fund reaches total capital commitments of $200,000,000. As of October 29, 2021, the Company has not contributed any shares of its common stock to the fund.

Metaverse

In Note 19, Subsequent Events to the audited financial statements for the year ended June 30, 2021 that appeared in the Company’s Annual Report on Form 10-K, filed with the SEC on October 13, 2021, the Company provided disclosure regarding a Services Agreement, Loan Agreement and Put-Agreement with Metaverse Partners LP (“Metaverse”). To date, the Company has not received any funds from Metaverse and, after consultation with the Company’s lender, the Company has decided not to move forward with Metaverse at this time.

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Appointment of Director

On October 21, 2021, the Company’s board of directors appointed Mr. Mark Nielsen to serve as a member of the board effective immediately. Pursuant to the terms of the acquisition of GGC and Helix, the Company was to appoint a board member mutually agreeable between the Company, GGC and Helix. Mr. Nielsen’s appointment was mutually agreed upon and satisfies the conditions of the acquisitions.

Competitive Advantages/Operational Strengths

The online gambling and wagering industry is increasingly competitive. With relatively low barriers to entry, new competitors are entering the esports wagering and video game tournament segments. In both of these segments, there currently exist several major competitors. Most of EEG’s current competitors, including Unikrn, bet365, William Hill, Betway, and Pinnacle Sports, have far greater resources than us.

However, we believe the following strengths position us for sustainable growth:

Management Team and Key Personnel Experience: EEG’s Board includes senior managers with extensive experience in online gambling, esports, information technology, compliance, regulation, accounting and finance. EEG’s Officers and management include individuals with extensive experience in online gambling, esports, information technology, marketing, business development, payment processing, compliance, regulation, accounting, finance and customer service.

Unique Positioning within Digital Gaming: EEG is the only digital gaming company with an esports-first focus and only digital gaming company with full esports businesses; leading the effort to broaden legislation for betting on esports competitions. We are uniquely focused on connecting to customers across a broad set of retail and digital businesses to achieve greater revenue, scale, and profitability, as well as shaping esports infrastructure to facilitate omni-channel betting.

Top Tier Technology Assets:

●	EEG has acquired businesses with state-of-the-art B2B/B2C technologies across esports competition infrastructure, for in-person and internet-based competitions, for tournaments, esports wagering and skill-based betting.

●	Genji Analytics: an established esports analytics provider for game publishers and esports leagues included with the acquisition of Helix facilitates betting through provision of customized marketing, better betting lines and greater customer retention.

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●	ggCircuit Proprietary Platform: ggCircuit’s ggLeap cloud-based management software solution enables Gaming Centers to run games through the stat integrated client, reward gamers for playing the games they love, as well as run their own local tournaments. ggCircuit is currently used by over 600 LAN centers and connects with over 2 million gamers monthly. In the future, we plan to offer products such as player-vs-player betting to the gamers on the network.

●	Lucky Dino’s online casino platform - iDefix, a modern online casino platform licensed in Malta, upon which the Lucky Dino’s online casino brands operate. iDefix provides a full technical solution for casino operations, with various management tools as well as in-depth business intelligence reporting and analysis. The technology is built on a scalable event-driven micro-services-based architecture offering advanced automation features including AML compliance and KYC handling, responsible gambling management and monitoring, fraud and bonus abuse detection, as well as gamification, CRM and bonus management.

●	Argyll’s proprietary sports betting rewards and bonus efficiency technology, provides an industry-leading customer loyalty program, driving above industry customer retention rates and player lifetime values. The Program helped earn Argyll the Innovative Start-up of the Year award and the 2018 EGR Marketing & Innovation Awards, and will be able to be leveraged across all of EEG’s verticals.

●	Argyll’s technology and Lucky Dino’s full iGaming tech stack will accelerate the development of EEG’s new Vie esports-centric platform, and generate synergies from further digital gaming acquisitions.

Strong Brand Partnerships: EEG has already partnered, via “affiliate Marketing Agreements’’, with twelve leading brands in pro sports, including football, hockey, basketball and soccer, with an aggregate fanbase of over 50 million, as well as with several individual social media influencers.

●	Pro sports team partnerships lever huge customer databases for esports tournament participation and betting, lowering EEG’s customer acquisition costs.
●	As a “Marketing Affiliate’’, the esports team will provide their fans with a link to the online tournament platform of EGL, where the fan can enter tournaments to win team merchandise, and subscribe to subsequent tournaments.

Helix LAN Center Expertise: Our Helix team prides themselves on building LAN Centers in an efficient manner and programming the centers to engage local communities. This programming (community tournaments, after-school camps, pro-team watch parties) is what drives traffic to these centers on a day-in day-out basis. Because of the team’s expertise in this area, we plan to drive further engagement through universities, theme parks and pro sports teams by building and managing centers on their properties.

Growth Strategy

In the future, we intend to:

●	Expand our Esports services into more of the 41 states where skill-based gambling is legal, enhance our Product offering, as well as create relationships with players that will migrate into our Vie.gg real-money wagering platform.

●	Expand our Esports Wagering services into more jurisdictions, utilizing the MGA gaming license, which provides opportunity for access into over 180 countries, as well as the recent multi-year partnership with Bally’s Corporation, to launch our proprietary mobile sports betting product in the State of New Jersey, as a real-money wagering “skin” of Bally’s Atlantic City, the holder of a New Jersey Casino License, Internet Gaming Permit and a Sports Wagering License. In accordance with standard practice, prior to our CSIE Licensure, we will request approval from the New Jersey Division of Gaming Enforcement (“DGE”) to operate pursuant to a transactional waiver order.

●	Continue with our M&A strategy in the iGaming and Traditional Sports Betting space, to acquire profitable operators in different jurisdictions, that will also allow for cross-pollination of services (Sportsbook, Casino and Esports).

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Future Products and Services:

Online Esports Tournament Play

EEG intends to offer players from around the world, including the United States, (unless prohibited in a state or international jurisdiction), the ability to enter and participate in online video game tournaments and win cash prizes, via our enhanced EGL Tournament platform. Online esports tournament play consists of two or more people playing against each other in a game from their personal phones or computers, where such players do not necessarily have to be playing in real time. These events could be held over the course of a day, a week or even a month and the winner will be the one with the top score or the fastest time at the conclusion of the event. Cash-based tournaments involving games of skill are not considered gambling in most U.S. states because the generally accepted definition of gambling involves three specific things: (1) the award of a prize, (2) paid-in consideration (meaning entrants pay to compete) and (3) an outcome determined on the basis of chance. As a result, games of skill are not generally subject to the same laws and regulations as our esports event wagering service. We expect participants in our tournaments being able to enter and play against each other with prize money distributed to the last remaining competitors. We anticipate collecting a tournament entry fee for our tournaments, as well as a percentage of total winnings that are paid to users (typically 10% of the entry fees) and thus none of their money will be at risk or otherwise dependent on the outcome. We intend to offer users a wide selection of video games of skill to be played online for real money in small groups to major tournaments. The tournament platform will also serve as a tool to help them determine which markets they are finding the most esports players. We believe using the tournament platform to penetrate the US market will allow us to grow our brand within the esports community and lead to lower customer-acquisition-costs for our wagering platform.

International Market Expansion

EEG received a Gaming Service License for online betting from the Malta Gaming Authority in April 2020, established a brick and mortar office in such jurisdiction and commenced online gaming operations in that jurisdiction in February 2021, through the Vie.gg and Argyll Brands. The Lucky Dino and Bethard brand acquisitions added additional Spanish and Swedish licenses, together with UK and Irish licenses that Argyll already operates under. In order to effectively penetrate international markets, we intend to translate our website into several additional languages and offer customer service and technical support in the local language of key markets.

EEG’s Online Wagering Platforms

According to Zion Market Research’s, Online Gambling & Betting Market by Game Form (Poker, Casino, Sports Betting, Bingo, Lottery, Horse Racing Betting, and Others) and by Component (Hardware, Software, and Service): Global Industry Perspective, Comprehensive Analysis and Forecast, 2017 – 2024, the online gambling market represents one of the fastest growing segments of the gambling industry. Zion Market estimated the size of the global online gambling market in 2018 was in excess of $45.8 billion and is projected to reach $94.4 billion by 2024.

Although the Vie.gg brand is focused solely on offering online wagering on the widest range of esports events broadcast from around the world, the acquisition of Lucky Dino included the acquisition of iDefix, a modern online casino platform licensed in Malta, that the Lucky Dino online casino brands operate on iDefix provides a full technical solution for casino operations, with various management tools as well as in-depth business intelligence reporting and analysis. The Argyll and Bethard Brands offer online users traditional casino style games such as roulette, blackjack, or slots, as well as offering online wagering on traditional sporting events such as soccer, horse racing and football.

On the Vie.gg esports-focused wagering platform, a player can place a bet on a team participating in any number of tournaments which are scheduled to be held in the upcoming weeks. They also maintain a “how to play” section on the website which provides players with instructional videos on placing bets as well as other pieces of information that may be beneficial to an inexperienced player or a new user of our website. Additionally, we maintain a “frequently asked questions” section which provides customers with the ability to easily navigate general questions relating to the website, personal account information, payment processing, betting rules and procedures as well as tips.

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Marketing and Sales Initiatives

The Company has several sponsorship marketing agreements in place for its website as well as an extended marketing agreement with Dignitas, an esports brand owned by Harris Blitzer sports and entertainment with multiple professional teams playing several titles with over a million fans worldwide. The Company also has an agreement with Allied Esports to run esports tournaments to promote the brand globally to esports fans.

EEG is looking to expand into new geographic territories by obtaining licenses to operate in those territories. The need for hands-on implementation in these territories and support will require investment in additional marketing activities, offices, and other overhead.

We will also accelerate our expansion if we find complementary businesses that they are able to acquire in other markets. Marketing efforts to expand into new territories have included esports team and tournament sponsorship, affiliate marketing, social media advertising, content creation, and attendance at esports and gaming events in addition to personal contact with other industry leaders.

We plan to increase our marketing efforts and awareness of our brands through our websites, www.vie.gg and www.sportnation.bet, as well as future offerings by:

●	Educating sports betting consumers to bet on esports in an effort to convert gamers to start betting on esports.

●	Sponsoring professional esports teams and tournaments that have a global reach.

●	Working with sports and gaming celebrities and social media influencers who have an interest in video games and esports to generate new customers. EEG intends to increase its efforts in attracting esports players and other celebrities who have an interest in video games and esports.

●	Using a multichannel approach focused on acquiring and retaining customers we intend to utilize multiple social media platforms to promote our wagering business including, but not limited to, Facebook Twitter, Instagram, Snapchat, TikTok, Youtube, Twitch, Whatsapp, QQ, WeChat, email and SMS messages and using online advertisements, paid search optimization, and various social media campaigns to increase our online presence and drive traffic to our website. EEG intends to increase its investments in online advertisements, including esports gambling-related websites. We also intend to continue to invest in optimizing the Company’s website in an effort to become the premier esports gaming and gambling website in the industry.

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Regulations Affecting our Business

The offering and operation of online real-money gambling platforms and related software and solutions is subject to extensive regulation and approval by various national, federal, state, provincial, tribal and foreign agencies (collectively, “gaming authorities”). Gambling laws require EEG to obtain licenses or findings of suitability from gaming authorities for EEG, including each of our subsidiaries engaged in these activities, and certain of our directors, officers, employees and in some instances, significant shareholders (typically beneficial owners of more than 5% of a company’s outstanding equity). The criteria used by gambling authorities to make determinations as to qualification and suitability of an applicant varies among jurisdictions, but generally require the submission of detailed personal and financial information followed by a thorough and sometimes lengthy investigation. Gaming authorities have broad discretion in determining whether an applicant qualifies for licensing or should be found suitable. Gambling authorities generally look to the following criteria when determining to grant a license or finding of suitability, including (i) the financial stability, integrity and responsibility of the applicant, (ii) the quality and security of the applicant’s online real-money platform and gaming equipment and related software, as applicable, and (iii) the past history of the applicant. Gambling authorities may, subject to certain administrative proceeding requirements, (i) deny an application, or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, and (ii) fine any person licensed, registered or found suitable or approved. Notwithstanding the foregoing, some jurisdictions explicitly prohibit gaming in all or certain forms and we will not market our gambling services in these jurisdictions. If any director, officer or employee of EEG fails to qualify for a license or is found unsuitable (including due to the failure to submit the required documentation) by a gaming authority, EEG may deem it necessary, or be required to, sever its relationship with such person, which may include terminating the employment of any such person. Gambling authorities have the right to investigate any individual or entity having a material relationship with EEG, to determine whether such individual or entity is suitable or should be licensed to do business as a business associate of ours. In addition, certain gambling authorities monitor the activities of the entities they regulate both in their respective jurisdiction and in other jurisdictions to ensure that these entities are in compliance with local standards on a worldwide basis.

On May 14, 2018, the Supreme Court of the United States struck down the Professional and Amateur Sports Protection Act, a 1992 law that barred state-authorized sports gambling with some exceptions and made Nevada the only state where a person could wager on the results of a single game. Since the Supreme Court’s decision, sports gambling has commenced in several states and several more states have enabling legislation pending. We believe that the Supreme Court’s decision will allow our platform to be used in the United States at some point in the future. We plan to explore expansion of our esports online wagering platform into the US market place at the appropriate time.

The Unlawful Internet Gambling Enforcement Act of 2006 (“UIEGA”) made it a federal offense, punishable by up to five years in prison, for a business to accept payments “in connection with the participation of another person in unlawful internet gambling.” In support of such new prohibitions, the UIGEA uses a variety of terms — some of which are ambiguous or undefined. Initially, the UIGEA broadly defines a “bet or wager” as: the staking or risking by any person of something of value upon the outcome of a contest of others, a sporting event, or a game subject to chance, upon an agreement or understanding that the person or another person will receive something of value in the event of a certain outcome.

Further, a “bet or wager” specifically includes a chance on a lottery or prize awarded predominantly by chance; a “scheme” as defined in Title 28, U.S.C. § 3702 relating to government-sponsored amateur or professional sports betting and, “any instructions or information pertaining to the establishment or movement of funds by the bettor or customer in, to, or from, an account with the business of betting or wagering.” While this final prohibition incorporates the term “business of betting or wagering,” that term is not specifically defined anywhere in the UIGEA. The only reference to that term comes in § 5362(2), which states: The term “business of betting or wagering” does not include the activities of a financial transaction provider, or any interactive computer service or telecommunications service.

Nonetheless, the law does contain specific prohibitions. In order to establish a violation of the UIGEA, it must be shown that:

1.	A “person” was engaged in the business of betting or wagering;

2.	That person knowingly accepted a financial instrument or proceeds thereof; and

3.	That instrument was accepted (by the person) in connection with the participation of another person in “unlawful Internet gambling.”

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In the context of this statute “unlawful Internet gambling” is defined as follows:

To place, receive, or otherwise knowingly transmit a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under any applicable Federal or State law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made.

Therefore, the UIGEA only applies to online gambling transactions that are already prohibited by other state, federal, or tribal laws. Therefore, in order for the financial transaction to be prohibited by § 5363 of the UIGEA, the bet or wager must be “initiated, received, or otherwise made” in a place where such activity (the bet of wager) violates preexisting state, federal, or tribal law.

Similarly, several other laws provide federal law enforcement with the authority to enforce and prosecute gambling operations conducted in violation of underlying state gambling laws. As with UIEGA, these enforcement laws include the Illegal Gambling Business Act and the Travel Act. No violation of the UIGEA, the Illegal Gambling Business Act or the Travel Act can be found absent a violation of an underlying state law or other federal law. In addition, the Wire Act of 1961 (the “Wire Act”) provides that anyone engaged in the business of betting or wagering knowingly uses a wire communication facility for the transmission in interstate or foreign commerce of bets or wagers or information assisting in the placing of bets or wagers on any sporting event or contest, or for the transmission of a wire communication which entitles the recipient to receive money or credit as a result of bets or wagers, or for information assisting in the placing of bets or wagers, will be fined or imprisoned, or both. However, the Wire Act notes that it shall not be construed to prevent the transmission in interstate or foreign commerce of information for use in news reporting of sporting events or contests, or for the transmission of information assisting in the placing of bets or wagers on a sporting event or contest from a State or foreign country where betting on that sporting event or contest is legal into a State or foreign country in which such betting is legal. In 2018, the U.S. Department of Justice (the “DOJ”) reversed its previously-issued opinion published in 2011, which stated that interstate transmissions of wire communications that do not relate to a “sporting event or contest” fall outside the purview of the Wire Act. The DOJ’s updated opinion concluded instead that the Wire Act was not limited to wagering on sporting events or contests, and that certain of its provisions apply to non-sports-related wagering activity. In June 2019, a federal district court in New Hampshire ruled that the DOJ’s new interpretation of the Wire Act was erroneous and vacated the DOJ’s new opinion. On January 20, 2021, the First Circuit reaffirmed the district court’s decision. The DOJ did not appeal to the Supreme Court. However, while a positive result, arguably the case is binding precedent only within the First Circuit, and only applies to the specific parties in the lawsuit. Accordingly, the Wire Act could still impact our ability to engage in online internet gaming in the future.

At the current time, we are able to accept wagers on our vie.gg website from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. We do not accept wagers from United States residents at this time and therefore the bet or wager on our platform is not “initiated, received, or otherwise made” in a place where such activity violates preexisting state, federal, or tribal law

Intellectual Property

We have not filed to register any patents, trade names or trademarks in any jurisdictions in relation to our Vie.gg brand, but we do intend to file applications to register patents, tradenames or trademarks in the near future.

Within the European Union, Argyll Entertainment owns a registered trademark for its SportNation brand, and Esports Entertainment Malta owns several trademarks for its Lucky Dino, Kalevala, Casinojefi and Fiksukasino brands. ggCircuit, LLC also owns the ggCircuit trademark.

Esports Entertainment Group has applied for trademarks for its VIE and EGL brands, and are awaiting them being officially granted by the respective IP Office.

EEG’s Risks and Challenges

An investment in EEG’s securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	Since we have a limited operating history and have only recently commenced revenue producing operations, it is difficult for potential investors to evaluate our business..

●	The gaming and interactive entertainment industries are intensely competitive. Esports faces competition from a growing number of companies and, if Esports is unable to compete effectively, its business could be negatively impacted.

●

Our growth prospects depend on the legal status of real-money gaming in various jurisdictions, including within the United States, and legalization may not occur in as many states or countries as we expect, or may occur at a slower pace than we anticipate. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than we anticipate, which could adversely affect our future results of operations and make it more difficult to meet our expectations for financial performance

●	We have a history of accumulated deficits, recurring losses and negative cash flows from operating activities. We may be unable to achieve or sustain profitability.

●	We incurred negative cash flows from operating activities and recurring net losses in fiscal years 2021 and 2020. As of June 30, 2021, and 2020, our accumulated deficit was $46,908,336 and $20,535,602, respectively. These factors, among others, raised substantial doubt about our ability to continue as a going concern.

●	The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by their business which could adversely affect the value of the Company.

●	The Company may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect its operating results.

●	Compromises of the Company’s systems or unauthorized access to confidential information or EEG’s customers’ personal information could materially harm EEG’s reputation and business.

●	There is a risk that the Company’s network systems will be unable to meet the growing demand for its online products.

●	Systems, network or telecommunications failures or cyber-attacks may disrupt the Company’s business and have an adverse effect on EEG’s results of operations.

●	Malfunctions of third-party communications infrastructure, hardware and software expose Esports to a variety of risks Esports cannot control.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. See “Description of Series A Convertible Preferred Stock” and “Underwriting.”

Issuer	Esports Entertainment Group, Inc.

Securities Offered	1,500,000 shares of 10.0% Series A Cumulative Convertible Preferred Stock, liquidation preference $11.00 per share.

Offering Price	$10.00 per share.

Over-allotment Option	We have granted to the representatives of the underwriters the option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to additional 225,000 shares of Series A Convertible Preferred Stock to cover over-allotments.

Dividends	Holders of shares of the Series A Convertible Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.0% per annum.

Dividends will be payable monthly in arrears on the last day of each month (each, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a business day, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid either on the prior business day or the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding business day. The record date for the payment of dividends on the Series A Convertible Preferred Stock is the close of business on the fifteenth day of the calendar month, whether or not a business day (each, a “Dividend Record Date”). The shares of Series A Convertible Preferred Stock offered hereby will be credited as having accrued dividends since the date of issuance.

As a result, holders of shares of Series A Convertible Preferred Stock will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable Dividend Record Date.

Any dividend payable on the Series A Convertible Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

S-15

Maturity	Subject to earlier conversion or redemption, the Series A Convertible Preferred Stock matures five years from issuance at which point the Company must redeem the shares of Series A Convertible Preferred Stock still outstanding.

Conversion

Optional Conversion by the Holder

Each share of Series A Convertible Preferred Stock, together with accrued but unpaid dividends, is convertible into shares of our common stock at any time at the option of the holder at a Conversion Price of $17.50 per share.. In the event that any shares of Series A Convertible Preferred Stock are called for redemption, the right of conversion ceases and terminates, as to the shares so called for redemption, at the close of business on the seventh (7th) day prior to the date fixed for redemption unless default has been be made in the payment of the redemption price. No adjustment will be made for dividends accumulated on any shares of Series A Convertible Preferred Stock so converted nor for dividends on any shares of our common stock that will be issuable on any conversion.

Optional Redemption by the Company	The Series A Convertible Preferred Stock may be redeemed in whole or in part at our option any time on or after January 1, 2023 upon not less than 10 days nor more than 30 days’ written notice by mail to the holders prior to the date fixed for redemption thereof, for cash at a redemption price equal to $11.00 per share, plus any accrued but unpaid dividends to, but not including, the redemption date. Holders of Series A Convertible Preferred Stock will have the right to convert such shares after the optional redemption notice but prior to the redemption date into shares of our common stock at the conversion price.

S-16

Change of Control

Mandatory Redemption by the Company	Upon the occurrence of a Change of Control, we are required to redeem all of the then issued and outstanding shares of Series A Convertible Preferred Stock for cash at $11.00 per share, plus an amount equal to all to all dividends accrued or in arrears on the redemption date.

A “Change of Control” means (a) any sale, transfer, conveyance or disposition (including through an exclusive license of intellectual property) in one or a series of transactions of all or substantially all of the consolidated assets of the Company to a person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended , and the rules and regulations promulgated thereunder (the “Exchange Act”)), other than to a subsidiary of the Company or a person that becomes a subsidiary of the Company; or (b) any sale, consolidation, merger, recapitalization or other transaction of the Company with or into another person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (whether or not the Company is the surviving Company) that results in the holders of Common Stock (or other voting stock of the Company, including shares of Common Stock determined on an as-converted basis assuming all preferred stock then outstanding had been converted immediately prior to such sale, consolidation or merger) immediately prior to such sale, consolidation, merger, recapitalization or other transaction failing to hold at least a majority of the Common Stock (or other voting stock of the Company of the resulting entity or its parent company, as determined on an as-converted basis).

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series A Convertible Preferred Stock will have the right to receive, out of the assets, whether capital or surplus, of the Company, an amount equal to $11.00 per share, plus any accrued but unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock or any other junior securities.

Ranking	The Series A Convertible Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Convertible Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Convertible Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) junior to all of our existing and future indebtedness.

S-17

Limited Voting Rights	Holders of the Series A Convertible Preferred Stock do not have any voting rights, except as set forth as follows or as otherwise required by law. On each matter on which holders of Series A Convertible Preferred Stock are entitled to vote, each share of Series A Convertible Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock the Company may issue have the right to vote with the Series A Convertible Preferred Stock as a single class on any matter, the Series A Convertible Preferred Stock and the shares of each such other class or series will have one vote for each $11.00 of liquidation preference (excluding accumulated dividends). In the event dividends on the Series A Convertible Preferred Stock are in arrears for 4 or more consecutive monthly periods, the holders of the Series A Convertible Preferred Stock, voting as a separate class, will be entitled to vote for the election of one additional director to serve on our board of directors until all dividends that are owed have been paid. In addition, we will be restricted in our ability to modify the terms of the Series A Convertible Preferred Stock or to issue or create any class or series of capital stock ranking senior to the Series A Convertible Preferred Stock with respect to dividends or distributions, unless holders of at least a majority of the then outstanding Series A Convertible Preferred Stock voting as a separate class consent to same. The affirmative consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, is required, if we want to increase the number of authorized shares of this series (except in connection with the Anti-Dilution Provisions) or if we want to create a class or series of capital stock ranking pari passu to the Series A Convertible Preferred Stock. Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Convertible Preferred Stock does not bestow any relative, participating, optional or other special voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Convertible Preferred Stock are outstanding, we will use our best efforts to (a) transmit by mail to all holders of Series A Convertible Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Convertible Preferred Stock. We will mail the reports to the holders of Series A Convertible Preferred Stock within fifteen (15) days after the respective dates by which we would have been required to file the reports with the Securities and Exchange Commission if we were then subject to Section 13 or 15(d) of the Exchange Act, assuming we are a “non-accelerated filer” in accordance with the Exchange Act.

Exchange Listing	Currently, no market exists for the Series A Convertible Preferred Stock. We have filed an application to list our Series A Convertible Preferred Stock on the NASDAQ Capital Market under the symbol “GMBLP.” We expect trading of the Series A Convertible Preferred Stock on the NASDAQ Capital Market, if the listing is approved, to commence within three business days after the date of initial issuance of the shares of Series A Convertible Preferred Stock. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to commencement of any trading on The Nasdaq Capital Market. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series A Preferred Stock will develop or be maintained subsequent to commencement of trading on The Nasdaq Capital Market.

Use of Proceeds	We intend to use the net proceeds from this offering for the Second Payment and for working capital. See “Use of Proceeds.”

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Series A Convertible Preferred Stock.

S-18

Certain U.S. Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax consequences of purchasing, owning and disposing of the Series A Convertible Preferred Stock, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your independent tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Convertible Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any other taxing jurisdiction.

Form	The Series A Convertible Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

Settlement	Delivery of the Series A Convertible Preferred Stock offered hereby will be made against payment therefor through the book-entry facilities of the DTC.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Convertible Preferred Stock will be VStock Transfer, LLC (the “Transfer Agent”).

S-19

RISK FACTORS

An investment in our Series A Convertible Preferred Stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended June 30, 2021, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

The Series A Convertible Preferred Stock ranks junior to all of our indebtedness and other liabilities and is effectively junior to all indebtedness and other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Convertible Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Convertible Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Convertible Preferred Stock. In addition, the Series A Convertible Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and any future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Convertible Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Convertible Preferred Stock then outstanding.

Future offerings of debt may adversely affect the market price of the Series A Convertible Preferred Stock.

If we decide to issue debt securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Convertible Preferred Stock and may result in dilution to owners of the Series A Convertible Preferred Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series A Convertible Preferred Stock may bear the risk of our future offerings, potentially reducing the market price of the Series A Convertible Preferred Stock and diluting the value of their holdings in us.

We may not be able to pay dividends on the Series A Convertible Preferred Stock.

Our ability to pay cash dividends on the Series A Convertible Preferred Stock requires us to (i) either be able to pay our debts as they become due in the usual course of business,  or (ii) have total assets that are greater than the sum of our total liabilities plus the amount that would be needed if we were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series A Convertible Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, were to occur. Also, payment of our dividends depends upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations in an amount sufficient to enable us to make distributions on our common stock, if any, and preferred stock, including the Series A Convertible Preferred Stock, or to fund our other liquidity needs.

Our ability to pay dividends is limited by the requirements of Nevada law.

Our ability to pay dividends on the Series A Convertible Preferred Stock is limited by the laws of Nevada. Under Nevada law, a Nevada corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series A Convertible Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series of stock provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of stock then outstanding, if any, with preferential rights upon dissolution senior to those of the Series A Convertible Preferred Stock.

S-20

The Series A Convertible Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.

The Series A Convertible Preferred Stock is a new issue of securities and currently no market exists for the Series A Convertible Preferred Stock. We have filed an application to list the Series A Convertible Preferred Stock on the NASDAQ Capital Market, but there can be no assurance that the NASDAQ Capital Market will approve the Series A Convertible Preferred Stock for listing. Even if so approved, trading of the Series A Convertible Preferred Stock on the NASDAQ Capital Market is not expected to begin until sometime during the period ending three business days after the date of initial issuance of the Series A Convertible Preferred Stock, and, in any event, a trading market on the NASDAQ Capital Market for the Series A Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The liquidity of any market for the Series A Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series A Preferred Stock. As a result, the ability to transfer or sell the Series A Preferred Stock and could be adversely affected. The underwriters have advised us that they intend to make a market in the Series A Convertible Preferred Stock prior to commencement of any trading on the NASDAQ Capital Market. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series A Convertible Preferred Stock will develop or be maintained prior or subsequent to commencement of trading on the NASDAQ Capital Market.

If our Series A Convertible Preferred Stock is delisted, the ability to transfer or sell shares of the Series A Convertible Preferred Stock may be limited and the market value of the Series A Convertible Preferred Stock will likely be materially adversely affected.

The Series A Convertible Preferred Stock does not contain provisions that are intended to protect investors if our Series A Convertible Preferred Stock is delisted from the NASDAQ Capital Market. If our Series A Convertible Preferred Stock is delisted from the NASDAQ Capital Market, investors’ ability to transfer or sell shares of the Series A Convertible Preferred Stock will be limited and the market value of the Series A Convertible Preferred Stock will likely be materially adversely affected.

Future issuances of preferred stock, including future issuances of shares of Series A Convertible Preferred Stock, may reduce the value of the Series A Convertible Preferred Stock.

Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to the voting rights referred to below (with respect to issuances of new series of preferred stock), senior to the Series A Convertible Preferred Stock offered hereby as to distribution rights or rights upon liquidation, winding up or dissolution. The creation and subsequent issuance of additional classes of preferred stock on parity with the Series A Convertible Preferred Stock, could dilute the interests of the holders of Series A Convertible Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series A Convertible Preferred Stock would not only dilute the interests of the holders of Series A Convertible Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Convertible Preferred Stock.

S-21

Market interest rates may materially and adversely affect the value of the Series A Convertible Preferred Stock.

One of the factors that influences the price of the Series A Convertible Preferred Stock is the dividend yield on the Series A Convertible Preferred Stock (as a percentage of the market price of the Series A Convertible Preferred Stock) relative to market interest rates. Continued increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Convertible Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Convertible Preferred Stock to materially decrease, assuming a market is established of which there are no assurances.

Holders of the Series A Convertible Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series A Convertible Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Convertible Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have any accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Convertible Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series A Convertible Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Convertible Preferred Stock might decline.

The Series A Convertible Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Convertible Preferred Stock. However, one or more rating agencies may independently determine to issue such a rating or such a rating, if issued, may adversely affect the market price of the Series A Convertible Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series A Convertible Preferred Stock, which could adversely affect the market price of the Series A Convertible Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A Convertible Preferred Stock.

Change of Control redemption obligations may make it more difficult for a party to acquire us or discourage a party from acquiring us.

The Change of Control redemption feature of the Series A Convertible Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series A Convertible Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that shareholders may otherwise believe is in their best interests.

S-22

The market price of the Series A Convertible Preferred Stock could be substantially affected by various factors.

Assuming a market develops for the Series A Convertible Preferred Stock, the market price of the Series A Convertible Preferred Stock will depend on many factors, which may change from time to time, including:

● prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Convertible Preferred Stock;

●the highly competitive market in which we operate and our ability to effectively compete;

●our operating expenses which fluctuate due to growth of our business;

●the annual yield from distributions on the Series A Preferred Stock as compared to yields on other financial instruments;

●general economic and financial market conditions;

●significant changes in the financial condition, performance and prospects of us and our competitors;

●changes in financial estimates or recommendations by securities analysts with respect to us, our competitors in our industry;

●government action or regulation;

●our issuance of additional preferred equity or debt securities; and

●actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series A Convertible Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series A Convertible Preferred Stock, including decreases unrelated to our operating performance or prospects.

S-23

A holder of Series A Convertible Preferred Stock has extremely limited voting rights.

The voting rights for a holder of Series A Convertible Preferred Stock are limited. Our shares of common stock are the only class of our securities that carry full voting rights. Holders of the shares of Series A Convertible Preferred Stock do not have any voting right other than as set forth below in the next two sentences or unless dividends on the Series A Convertible Preferred Stock are in arrears for each of 4 or more consecutive monthly periods, in which case the holders of the Series A Convertible Preferred Stock will be entitled to vote as a separate class for the election of one additional director to serve on the board of directors until all dividends that are owed have been paid. Holders of shares of Series A Convertible Preferred Stock, voting as a class, are also entitled to vote if we should seek to issue or create any class or series of capital stock ranking senior to the Series A Convertible Preferred Stock with respect to dividends or distributions, in which event the consent of holders of at least 51% of the then outstanding Series A Convertible Preferred Stock is required. The consent of the holders of a majority of the Series A Convertible Preferred Stock, voting as a class, is required if we were to seek (i) to adopt any amendment to our articles of incorporation or bylaws that would materially affect existing terms of the Series A Convertible Preferred Stock, or (ii) effect a merger or consolidation which would affect adversely the preferences, special rights, or powers of the holders of the Series A Convertible Preferred Stock,

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways that increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for the Second Payment and for working capital. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

We may redeem the Series A Convertible Preferred Stock at our option and we will be required to redeem the Series A Convertible Preferred Stock upon a Change of Control. In the event of any of these occurrences, you may not receive dividends that you anticipate.

On or after January 1, 2023 we may, at our option, redeem the Series A Convertible Preferred Stock, in whole or in part, at any time or from time to time. In addition, upon the occurrence of a Change of Control, we are required to redeem any or all of the shares of Series A Convertible Preferred Stock at a redemption price of $11.00 per share, plus any accrued but unpaid dividends to, but excluding, the redemption date. We may have an incentive to redeem the Series A Convertible Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend rate on the Series A Convertible Preferred Stock. If we redeem the Series A Convertible Preferred Stock, then from and after the redemption date, dividends will cease to accrue on shares of Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, including the rights to receive dividend payments.

S-24

USE OF PROCEEDS

We estimate that the net proceeds from the issuance and sale of the Series A Convertible Preferred Stock in this offering will be approximately $______________, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the over-allotment option and approximately $_______________ if the over-allotment option is exercised in full.

We will have broad discretion in the use of the net proceeds from the sale of the shares of Series A Convertible Preferred Stock offered under this prospectus supplement. We presently intend to use the net proceeds from the sale of our shares of Series A Convertible Preferred Stock to make the Second Payment and for working capital.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

●	On an actual basis;

●	On a pro forma, as adjusted basis to give effect to: (i) the sale of 1,500,000 shares of Series A Convertible Preferred Stock in this offering at the public offering price of $10.00 per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option; and (ii) the payment of the Second Payment of EUR 4,000,000 to Gameday Group Plc.

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, and other financial information included and incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

	As of June 30, 2021
	Actual (Audited)	Pro Forma, As Adjusted (Unaudited)
Cash	$19,917,196	$
Restricted Cash	3,443,172
Long-term Debt:
Senior convertible note, net of unamortized discount	6,302,504	$
Notes payable and other long-term debt	444,517
Total Debt	6,747,021
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	$-
Common stock $0.001 par value; 500,000,000 shares authorized, 21,896,145 shares issued and outstanding as of June 30, 2021	21,896
Additional paid-in capital	122,341,002
Accumulated deficit	(46,908,336)
Accumulated other comprehensive loss	(669,170)

Total stockholders’ equity	74,785,392
Total capitalization	81,532,413

S-26

DESCRIPTION OF THE SERIES A CONVERTIBLE PREFERRED STOCK

The description of certain terms of the Series A Convertible Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our articles of incorporation, as amended, the certificate of designations establishing the terms of our Series A Convertible Preferred Stock, our bylaws and Nevada corporate law. You are strongly encouraged to read the certificate of designations because it, and not this description, defines your rights as a holder of shares of Series A Convertible Preferred Stock. See “Where You Can Find More Information.”

General

Pursuant to our articles of incorporation, as amended, we are currently authorized to designate and issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our articles of incorporation and Nevada corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders. On November _, 2021, we filed a certificate of designation designating 1,725,000 shares of preferred stock as the Series A Convertible Preferred Stock.

As of November __, 2021, we had no shares of preferred stock issued and outstanding. Assuming all of the shares of Series A Convertible Preferred Stock offered hereunder (including the underwriters’ over-allotment option) are issued, we will have available for issuance 8,275,000 authorized and undesignated and unissued shares of preferred stock, and 1,725,000 shares of unissued Series A Convertible Preferred Stock available for future issuance. The Series A Convertible Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of the underwriting agreement, will be fully paid and nonassessable. Our board of directors may, without the approval of holders of the Series A Convertible Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on par with the Series A Convertible Preferred Stock and/or sell additional shares of the Series A Convertible Preferred Stock. Designation of preferred stock ranking senior to the Series A Convertible Preferred Stock will require approval of the holders of Series A Convertible Preferred Stock, as described below in “Voting Rights.”

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Convertible Preferred Stock is VStock Transfer, LLC. Its principal business address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Currently, no market exists for the Series A Convertible Preferred Stock. We have filed an application to list our Series A Convertible Preferred Stock on the NASDAQ Capital Market under the symbol “GMBLP.” We expect trading of the Series A Convertible Preferred Stock on the NASDAQ Capital Market, if the listing is approved, to commence within three business days after the date of initial issuance of the Series A Convertible Preferred Stock. We expect the Series A Convertible Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company. See “Book-Entry Procedures” described below.

Maturity

Subject to earlier redemption or conversion, the Series A Convertible Preferred Stock matures five years from issuance at which point the Company must redeem the shares of Series A Convertible Preferred Stock still outstanding.

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Ranking

The Series A Convertible Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Convertible Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, which we refer to as “Parity Stock”;

(3)	subject to the consent of the Series A Convertible Preferred Stockholders set forth below in “—Voting Rights,” junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Convertible Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, which we refer to as “Senior Stock”; and

(4)	junior to all of our existing and future indebtedness.

Dividends

Holders of shares of the Series A Convertible Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.0% per annum, which we refer to as the “Dividend Rate.”

Dividends on our Series A Convertible Preferred Stock will accrue daily and will be cumulative from, and including, the date of issuance and will be payable monthly in arrears on the Dividend Payment Date, which is the last day of each calendar month; provided that if any Dividend Payment Date is not a Business Day then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid either on the Business Day prior to the Dividend Payment Date or the next succeeding Business Day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

Any dividend payable on the Series A Convertible Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series A Convertible Preferred Stock at the close of business on the corresponding Dividend Record Date, the 15th day of each calendar month, whether or not a Business Day.

No dividends on shares of Series A Convertible Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the payment thereof would be unlawful under the laws of the State of Nevada or when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

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Notwithstanding the foregoing, dividends on the Series A Convertible Preferred Stock will accrue regardless of whether (i) the terms of any Senior Stock we may issue or agreements we may enter into, including any documents governing any indebtedness, at any time prohibit the current payment of dividends, (ii) if we have earnings, (iii) there are funds legally available for the payment of those dividends; or (iv) such dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Convertible Preferred Stock that may be in arrears, and holders of the Series A Convertible Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Convertible Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to those shares.

Unless full cumulative dividends on all shares of Series A Convertible Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of our common stock or in shares of any junior stock we may issue as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of any junior stock or Parity Stock that we may issue.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Convertible Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Convertible Preferred Stock, all dividends declared upon the Series A Convertible Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Convertible Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Convertible Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Convertible Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Convertible Preferred Stock that may be in arrears.

Holders of Series A Convertible Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Convertible Preferred Stock as described herein. Any dividend payment made on the Series A Convertible Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of junior stock, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, or $11.00 per share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to and including the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Convertible Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Convertible Preferred Stock and the corresponding amounts payable on all Senior Stock and Parity Stock, then after payment of the liquidating distribution on all outstanding Senior Stock, the holders of the Series A Convertible Preferred Stock and all other such classes or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, any consolidation or merger of our company with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of our company, or a statutory share exchange shall not be deemed to constitute the voluntary or involuntary liquidation, dissolution or winding up of our company.

Conversion

The Series A Convertible Preferred Stock is convertible at any time at the option of the holder. Except as provided below, the Series A Convertible Preferred Stock is not convertible into or exchangeable for any other securities or property.

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Conversion at Option of Holder

Each share of Series A Convertible Preferred Stock is convertible into shares of our common stock, at a conversion price of $17.50 per common share, at any time at the option of the holder. In the event that any shares of Series A Convertible Preferred Stock are called for redemption, the right of conversion ceases and terminates, as to the shares so called for redemption, at the close of business on the seventh (7th) day prior to the date fixed for redemption unless default has been be made in the payment of the redemption price. No adjustment will be made for dividends accumulated on any shares of Series A Convertible Preferred Stock so converted nor for dividends on any shares of our common stock that will be issuable on any conversion.

To exercise the conversion right, the holder of any shares of Series A Convertible Preferred Stock to be converted will surrender the certificate or certificates representing the shares for conversion to the Transfer Agent and will give written notice to the Transfer Agent that the holder elects to convert the shares of Series A Convertible Preferred Stock. The notice will also state the name or names (with addresses and taxpayer identification numbers) in which the certificate or certificates representing shares of Common Stock are issuable on the conversion and the certificate representing shares of Series A Convertible Preferred Stock, if any, which are not to be converted (the “balance certificate”) will be issued. Any certificate for Series A Convertible Preferred Stock surrendered for conversion will, unless the certificate representing the shares issuable on conversion (and the balance certificate, if any) are to be issued in the same name as the record holder of such certificate, be duly endorsed by, or the accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the record holder or the holder’s duly authorized attorney.

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Additional Conversion Terms

Delivery of Certificate or Electronic Issuance Upon Conversion

As soon as practicable after the receipt of the certificates representing the shares surrendered for conversion, accompanied by the required notice, the Company will issue and will deliver to the record holder of the shares so surrendered for conversion, or on the holder’s written order, a certificate or certificates for the number of full common shares issuable upon the conversion of the shares of Series A Convertible Preferred Stock and a balance certificate, if any. The conversion will be deemed to have been effected on the date on which the Transfer Agent will have received the certificates representing shares of Series A Convertible Preferred Stock and the notice, the conversion will be at the conversion price and the person or persons in whose name or names any certificate or certificates for Common Stock of the Corporation will be issuable upon the conversion or into whose name or names the balance certificate, if any, is to be transferred will be deemed to have become on the date the holder or holders of record of the shares represented by them; provided, however, that any surrender on any date when the stock transfer books of the Corporation will be closed will not be deemed to constitute the person or persons in whose name or names the certificates of the Common Stock of the Corporation are to be issued or into whose name or names the balance certificate, if any, is to be transferred as the record holder or holders of the shares represented thereby for any purpose until the close of business on the next succeeding day on which the stock transfer books will be open, but the conversion will nevertheless be at the Conversion Price.

Obligation Absolute

Our obligation to issue and deliver the Conversion Shares upon conversion of Series A Convertible Preferred Stock in accordance with its terms are absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to us or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit our obligation to such holder in connection with the issuance of such Conversion Shares.

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Fractional Shares

No fractional shares of Series A Convertible Preferred Stock or common stock will be issued upon the conversion of the Series A Convertible Preferred Stock. Fractional shares shall be rounded to the nearest whole number.

Transfer Taxes

The issuance of certificates for shares of the common stock upon conversion of the Series A Convertible Preferred Stock shall be made without charge to any holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that we will not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered holder(s) of such shares of Series A Convertible Preferred Stock and we will not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to us the amount of such tax or shall have established to our satisfaction that such tax has been paid.

Status as Shareholder

Upon each Conversion Date, (a) the shares of Series A Convertible Preferred Stock being converted shall be deemed converted into shares of common stock and (b) the holder’s rights as a holder of such converted shares of Series A Convertible Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of common stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of our failure to comply with the terms of the Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock. In all cases, the holder shall retain all of its rights and remedies for our failure to convert Series A Convertible Preferred Stock.

Dividends

If a holder converts any shares of Series A Convertible Preferred Stock and if the Conversion Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares so converted shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be converted into shares of common stock as part of the Conversion Price for such shares.

Redemption

The Series A Convertible Preferred Stock is redeemable by us at our option commencing, January 1, 2023 or on a mandatory basis at any time upon a Change of Control. In any event, the Company must redeem any outstanding shares of the Series A Convertible Preferred Stock on November [ ], 2026 at the redemption price.

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Optional Redemption

The Series A Convertible Preferred Stock is not redeemable by us prior to January 1, 2023. On or after January 1, 2023, at our option, upon not less than 10 days’ nor more than 30 days’ written notice we can redeem (the “Optional Redemption”) the then issued and outstanding shares of Series A Convertible Preferred Stock, in whole or in part, for cash at a redemption price of $11.00 per share, plus any accrued but unpaid dividends to, but not including, the date fixed for redemption (the “Optional Redemption Date”). If we elect to redeem any shares of Series A Convertible Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.

Notice of an Optional Redemption (the “Optional Redemption Notice”) will be mailed upon not less than 10 days nor more than 30 days before the date fixed by us for the Optional Redemption (the “Optional Redemption Date”) to each holder of record of Series A Convertible Preferred Stock at the address shown on our share transfer books. The Optional Redemption Notice shall state: (i) the Optional Redemption Date; (ii) the number of shares of Series A Convertible Preferred Stock to be redeemed; (iii) the Optional Redemption Price; (iv) the place or places where any certificates issued for Series A Convertible Preferred Stock other than through DTC book entry described below, are to be surrendered for payment of the Optional Redemption Price; (v) that dividends on the Series A Convertible Preferred Stock will cease to accrue on such Optional Redemption Date; and (vi) any other information required by law or by the applicable rules of any exchange upon which the Series A Convertible Preferred Stock may be listed or admitted for trading. If fewer than all outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the Optional Redemption Notice mailed to each such holder thereof shall also specify the number of shares of Series A Convertible Preferred Stock to be redeemed from each such holder.

Mandatory Redemption Upon the Occurrence of a Change of Control

In the event of a transaction resulting in a Change of Control, we are required to redeem (the “Change of Control Redemption”), by irrevocable written notice to the holders, all of the then issued and outstanding shares of the Series A Convertible Preferred Stock held by the holders. Upon such Change of Control Redemption, we will pay or deliver, as applicable, to each holder in respect to each share of Series A Convertible Preferred Stock held by the holder, an amount equal to $11.00 per share of Series A Convertible Preferred Stock held by such holder plus the aggregate amount of accrued but unpaid dividends from the Dividend Payment Date immediately preceding the redemption date through, but excluding, the redemption date (the “Change of Control Redemption Price”).

A “Change of Control” means (a) any sale, transfer, conveyance or disposition (including through an exclusive license of intellectual property) in one or a series of transactions of all or substantially all of the consolidated assets of the Company to a person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended , and the rules and regulations promulgated thereunder (the “Exchange Act”)), other than to a subsidiary of the Company or a person that becomes a subsidiary of the Company; or (b) any sale, consolidation, merger, recapitalization or other transaction of the Company with or into another person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (whether or not the Company is the surviving Company) that results in the holders of Common Stock (or other voting stock of the Company, including shares of Common Stock determined on an as-converted basis assuming all preferred stock then outstanding had been converted immediately prior to such sale, consolidation or merger) immediately prior to such sale, consolidation, merger, recapitalization or other transaction failing to hold at least a majority of the Common Stock (or other voting stock of the Company of the resulting entity or its parent company, as determined on an as-converted basis).

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Upon the occurrence of a Change of Control, the Company shall redeem, out of funds legally available therefor, all of the then-outstanding outstanding shares of the Series A Convertible Preferred Stock (a “Change of Control Redemption”) for a price per share equal to the redemption price. In connection with a Change of Control, the Company shall provide written notice of the proposed Change of Control at least prior to the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or if later and subject to this Section 7(b), promptly after the Company discovers that a Change of Control may occur). Any such Change of Control Redemption shall occur on the date of consummation of the Change of Control and in accordance with a written notice from the Company (the “Change of Control Redemption Notice”), which must be delivered by the Company at least five (5) Business Days prior to the consummation of such Change of Control; provided, however, that if shares of the Series A Convertible Preferred Stock are held in book-entry form through DTC, any Change of Control Redemption Notice may be given to holders at such time in any manner required or permitted by the procedures of DTC. In exchange for the surrender to the Company by the respective holders of shares of the Series A Convertible Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such shares on or after the applicable Change of Control Redemption Date, the redemption price for the shares of the Series A Convertible Preferred Stock being redeemed shall be payable in cash by the Company in immediately available funds to the respective holders of the Series A Convertible Preferred Stock, except to the extent prohibited by applicable Nevada law.

Additional Redemption Procedures

At our election, on or prior to the Optional Redemption Date or the Change of Control Redemption Date (collectively, the “Redemption Date”), as applicable, we may irrevocably deposit the Optional Redemption Price or the Change of Control Redemption Price, as applicable (collectively, the “Redemption Price”) (including accrued and unpaid dividends) of the Series A Convertible Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company of its choice, in which case the notice to holders of redemption of shares of Series A Convertible Preferred Stock will (i) state the date of such deposit, and (ii) specify the office of such bank or trust company as the place of payment of the Redemption Price. Any interest or other earnings earned on the Redemption Price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to us. Any monies so deposited that remain unclaimed by the holders of shares of Series A Convertible Preferred Stock at the end of six months after the Redemption Date will be returned to us by such bank or trust company. If we make such a deposit, shares of Series A Convertible Preferred Stock shall not be considered outstanding for purposes of voting or determining shares entitled to vote on any matter on or after the date of such deposit.

On or after the date fixed for redemption, each holder of shares of Series A Convertible Preferred Stock that holds a certificate other than through the DTC book entry must present and surrender each certificate representing his or her Series A Convertible Preferred Stock to us at the place designated in the applicable notice and thereupon the Redemption Price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Convertible Preferred Stock as the owner thereof.

If we redeem any shares of Series A Convertible Preferred Stock and if the Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the Redemption Price for such shares.

Voting Rights

Holders of shares of Series A convertible Preferred Stock will not have any voting rights other than those set forth below, except as specifically required by Nevada law or by our articles of incorporation from time to time.

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Right to Elect One Director Upon Nonpayment

Whenever dividends on any shares of Series A Convertible Preferred Stock have not been declared and paid for the equivalent of 4 or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our board of directors shall, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by one and holders of shares of Series A Convertible Preferred Stock, voting together as a single class, shall be entitled, at our next annual meeting of shareholders or at a special meeting of shareholders as provided below, to vote for the election of one additional member of the board of directors (the “Preferred Stock Directors”); provided that the election of any such Preferred Stock Directors will not cause our company to violate the corporate governance requirements of the NASDAQ Capital Market (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that such Preferred Stock Director shall not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

At any time after the holders of the Series A Convertible Preferred Stock and other series of preferred stock to which these provisions are expressly made applicable by reference in the resolutions of the Board of Directors providing for the issue of other series (“Applicable Preferred Stock”) will have become entitled to elect one member of the Board of Directors, and upon written request of holders of record of at least 51% of the shares of the convertible preferred stock then outstanding addressed to the corporate secretary at the principal office of the Corporation, the corporate secretary will call a special meeting of the holders of the convertible preferred stock for the purpose of electing the directors, to be held at the place of annual meetings of shareholders of the Corporation as soon as practicable after the receipt of the request, upon the notice provided by law and the bylaws of the Corporation for the holding of special meetings of shareholders; provided, however, that the corporate secretary need not call any special meeting if the next annual meeting of shareholders is to convene within thirty (30) days after the receipt of such request.

At any meeting at which the holders of the Applicable Preferred Stock are entitled to vote for the election of one director as above provided, the holders of 51% of the applicable convertible preferred stock then outstanding present in person or by proxy constitute a quorum for the election of the one directors and for no other purpose, and the vote of the holders of a majority of the Applicable Preferred Stock so present at any meeting at which there is a quorum will be sufficient to elect one director. The election of the director automatically increases the number of members of the Board of Directors by the number of directors so elected. The persons so elected as directors by the holders of the Applicable Preferred Stock will hold office until the next annual meeting of shareholders and until their successors will have been elected by such holders or until the right of the holders of the Applicable Preferred Stock to vote as a class in the election of directors will be divested as provided in Section 9(b) of the Certificate of Designations. Upon divestment of the right to elect a director as above provided, any director so elected by the holders of the Applicable Preferred Stock will cease to be a director of the Corporation, and the number of directorships will automatically be reduced accordingly. If a vacancy occurs in a directorship elected by the holders of the Applicable Preferred Stock voting as a class, a successor may be appointed by the remaining director so elected by the holders of the Applicable Preferred Stock.

At any meeting or any adjournment, the holders of a majority of the Applicable Preferred Stock present in person or by proxy will have power to adjourn from time to time the meeting for the election of the director that they are entitled to elect voting as a class, without notice other than announcement at the meeting, until a quorum shall be present.

The Corporation will not: (i) establish any other series of preferred stock ranking senior to, or authorize any other class of stock ranking prior to or issuable in series which may, by resolutions of the Board of Directors providing for the issue of the series, rank senior to, the Series A Convertible Preferred Stock, either as to dividends or upon liquidation, or increase the authorized number of shares of any such other class or series of stock, or reclassify any authorized shares of capital stock of the Corporation into any class or series of capital stock ranking senior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such class or series of capital stock senior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation, or (ii) amend, alter, or repeal any of the provisions of the certificate of incorporation or of this Certificate of Designation so as to affect adversely the preferences, special rights, or powers of the holders of Series A Convertible Preferred Stock, or (iii) effect a merger or consolidation which would affect adversely the preferences, special rights, or powers of the holders of the Series A Convertible Preferred Stock, without the consent given in writing without a meeting, or the affirmative vote given in person or by proxy at a meeting called for the purpose, by the holders of at least 51% of the shares of convertible preferred stock then outstanding.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Convertible Preferred Stock are outstanding, we shall use our best efforts to (a) transmit by mail to all holders of Series A Convertible Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Convertible Preferred Stock. We will mail the reports to the holders of Series A Convertible Preferred Stock within 30 days after the respective dates by which we would have been required to file the reports with the SEC if we were then subject to Section 13 or 15(d) of the Exchange Act, assuming we are a “non-accelerated filer” in accordance with the Exchange Act.

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Record Holders

We and our transfer agent shall deem and treat the record holder of any shares of Series A Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and neither our company nor our transfer agent shall be affected by any notice to the contrary.

Sinking Fund

The Series A Convertible Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

Status of Acquired Shares

All shares of Series A Convertible Preferred Stock redeemed or converted, or otherwise acquired by us, will be cancelled and restored to the status of authorized but unissued shares of undesignated preferred stock.

Preemptive Rights

No holders of the Series A Convertible Preferred Stock will, as holders of Series A Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Book-Entry Procedures

DTC will act as securities depository for our outstanding Series A Convertible Preferred Stock. With respect to the Series A Convertible Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Convertible Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Convertible Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A Convertible Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Convertible Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Convertible Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series A Convertible Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Convertible Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Convertible Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Convertible Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Convertible Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

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Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series A Convertible Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Convertible Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Convertible Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any optional conversion, Market Trigger or redemption notices with respect to the Series A Convertible Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Convertible Preferred Stock are being converted or redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Convertible Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Convertible Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Convertible Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Convertible Preferred Stock are made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Convertible Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Convertible Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Convertible Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Convertible Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Convertible Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Direct Registration System

The Series A Convertible Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series A Convertible Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership, disposition and conversion of the Series A Convertible Preferred Stock and the ownership and disposition of our common stock received upon conversion of the Series A Convertible Preferred Stock. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect, or to different interpretations. We have not sought any ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS or a court will agree with these summary statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase shares of Series A Convertible Preferred Stock, nor any tax consequences arising under U.S. federal estate or gift tax laws or under the laws of any state, locality or foreign jurisdiction. This summary also does not address the Medicare tax on certain investment income or the tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt organizations, qualified foreign pension funds, insurance companies, banks or other financial institutions, partnerships or other pass-through entities or holders of interests therein, dealers in securities or currency, persons liable for the alternative minimum tax, U.S. expatriates and former long-term U.S. residents, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” common trust funds, certain trusts, hybrid entities, U.S. holders whose “functional currency” is not the U.S. dollar, foreign governments or international organizations and persons that will hold our Series A Convertible Preferred Stock or common stock as a position in a “straddle”, “conversion transaction” or other risk reduction transaction.

This summary is limited to taxpayers who will hold our Series A Convertible Preferred Stock and our common stock received upon conversion of our Series A Convertible Preferred Stock as “capital assets” (generally, property held for investment). We cannot assure you that a change in the law will not significantly alter the tax consequences that we describe in this discussion.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Series A Convertible Preferred Stock or common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships (including entities and arrangements treated as partnerships for U.S. federal income tax purposes) that hold our Series A Convertible Preferred Stock and partners in such partnerships to consult their tax advisors.

Tax reform legislation informally known as the Tax Cuts and Jobs Act (the “Tax Act”) was enacted in the United States on December 22, 2017. The Tax Act makes major changes to the Code, including a number of provisions that may affect the taxation of holders. The individual and collective impact of these changes is uncertain, and may not become evidence for some period of time. Legislative, regulatory, or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund the Company and/or its shareholders. We urge each prospective investor to consult with its own tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences, including the implications of the Tax Act, of the purchase, ownership, conversion and disposition of our Series A Convertible Preferred Stock and of the ownership and disposition of our common stock.

Consequences to U.S. holders of Series A Convertible Preferred Stock or common stock

The discussion in this section is addressed to a holder of our Series A Convertible Preferred Stock and common stock received in respect thereof that is a U.S. holder for U.S. federal income tax purposes. You are a “U.S. holder” if you are a beneficial owner of Series A Convertible Preferred Stock or common stock and you are, for U.S. federal income tax purposes:

●	An individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a U.S. person.

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Distributions in General. Distributions with respect to our Series A Convertible Preferred Stock and our common stock (other than certain stock distributions with respect to our common stock) will be treated as dividends to the extent of our current or accumulated earnings and profits, as determined under the Code. To the extent that the amount of distributions with respect to our Series A Convertible Preferred Stock or common stock exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Series A Convertible Preferred Stock or common stock, as the case may be, on a share-by-share basis, and thereafter as capital gain. Such gain will be long-term capital gain provided that the U.S. holder has held such Series A Convertible Preferred Stock or common stock, as the case may be, for more than one year as of the time of the distribution. For a discussion of a U.S. holder’s tax basis and holding period in respect of our common stock received with respect to our Series A Convertible Preferred Stock, see below under “Common Stock Distributions on the Series A Convertible Preferred Stock” and “Conversion of Series A Convertible Preferred Stock into Common Stock.”

Subject to certain exceptions for short-term and hedged positions and dividends that a holder elects to treat as “investment income,” distributions constituting dividend income received by non-corporate U.S. holders in respect of our Series A Convertible Preferred Stock or common stock will be subject to a reduced U.S. federal income tax rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. If a dividend received by a non-corporate U.S. holder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, such non-corporate U.S. holder would be required to treat any losses on the sale of Series A Convertible Preferred Stock as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such holder’s holding period for the stock.

Subject to similar exceptions for short-term and hedged positions, distributions on our Series A Convertible Preferred Stock and common stock constituting dividend income paid to U.S. holders that are U.S. corporations are subject to tax at ordinary corporate rates, but will qualify for the dividends received deduction. However, any distribution (or the portion of any distribution) that exceeds our current and accumulated earnings and profits will not be eligible for the dividends received deduction. A U.S. holder should consult its own tax adviser regarding the availability of the reduced U.S. federal income tax rate applicable to “qualified dividend income” or the dividends received deduction, as applicable, in the light of its particular circumstances.

Investors that are U.S. corporations that receive an “extraordinary dividend” within the meaning of Section 1059 of the Code in respect of our Series A Convertible Preferred Stock or common stock generally would be required to reduce their basis in our Series A Convertible Preferred Stock or common stock (but not below zero) by the portion of the dividend that is not taxed because of the dividends received deduction. To the extent the non-taxed portion of such dividend exceeds the corporate investor’s stock basis, such investor must treat such excess as gain from the sale or exchange of our Series A Convertible Preferred Stock or common stock for the taxable year in which such dividend is received.

Common Stock Distributions on the Series A Convertible Preferred Stock. If the Company pays a distribution on the Series A Convertible Preferred Stock in the form of common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above under “Distributions in General.” The amount of such distribution will equal the fair market value on the distribution date of the common stock distributed to a U.S. holder on that date. A U.S. holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and such U.S. holder’s holding period for such common stock will begin on the day following the distribution date.

Sale or Other Disposition. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of our Series A Convertible Preferred Stock (other than pursuant to a conversion into common stock or pursuant to a redemption) or common stock equal to the difference between the amount realized upon the sale or exchange (not including any proceeds attributable to any dividends in arrears, which generally will be taxable as described above under “Distributions in General”) and the U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers generally are subject to a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Series A Convertible Preferred Stock into Common Stock. As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our Series A Convertible Preferred Stock into common stock. Cash received in lieu of a fractional share of common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis in the stock that is allocable to the fractional share.

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The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Series A Convertible Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of common stock exchanged for cash, as described above), and the holding period of such common stock received on conversion will generally include the period during which the Series A Convertible Preferred Stock was held by the U.S. holder prior to conversion. A U.S. holder’s tax basis in a fractional share will be determined by allocating such holder’s tax basis in the Series A Convertible Preferred Stock between the common stock such U.S. holder receives upon conversion and the fractional share in accordance with their respective fair market values.

If a U.S. holder exercises its right to convert the Series A Convertible Preferred Stock into shares of common stock after a regular record date but before the Dividend Payment Date, then upon conversion, the U.S. holder generally will be required to pay to us in cash an amount equal to the portion of such dividend attributable to the current monthly dividend period. In this case, the U.S. holder will be entitled to receive the dividend payment on the corresponding Dividend Payment Date. A U.S. holder should consult its own tax adviser with respect to the treatment of such cash payment and the subsequent receipt of such dividend payment.

Redemption of Series A Convertible Preferred Stock. If we redeem our Series A Convertible Preferred Stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption (i) results in a meaningful reduction in the U.S. holder’s interest in us or (ii) results in a complete termination of the U.S. holder’s entire equity interest in us (in either case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale under one of these rules, the tax consequences to a U.S. holder would be as described above under “Sale or other disposition.” If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a U.S. holder would be treated as described above under “Distributions in General.”

Information Reporting and Backup Withholding. Certain U.S. holders will be subject to information reporting with respect to distributions on our Series A Convertible Preferred Stock or common stock and the payment of proceeds on the sale or other disposition of our Series A Convertible Preferred Stock or common stock, and backup withholding may apply unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

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Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund if the amount of taxes withheld exceed the U.S. holder’s actual tax liability, provided that the U.S. holder timely provides the required information to the IRS. U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Consequences to non-U.S. holders of Series A Convertible Preferred Stock or common stock

The discussion in this section is addressed to a holder of our Series A Convertible Preferred Stock and common stock received in respect thereof that is a non-U.S. holder. You are a “non-U.S. holder” if you are a beneficial owner of Series A Convertible Preferred Stock or common stock received in respect thereof and you are not a U.S. holder.

Distributions. Generally, distributions (including any constructive distributions taxable as dividends as described below and any cash paid upon a conversion that is treated as a dividend) treated as dividend income and paid to a non-U.S. holder with respect to our Series A Convertible Preferred Stock or our common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty. Any dividends paid on our Series A Convertible Preferred Stock in shares of our common stock and taxed as dividend income as described above under “Consequences to U.S. holders of Series A Convertible Preferred Stock or common stock—common stock distributions on the Series A Convertible Preferred Stock” will be subject to withholding tax in the same manner as described in the previous sentence. Any required withholding tax might be satisfied by the withholding agent through a sale of a portion of the shares you receive as a dividend or might be withheld from cash dividends or sales proceeds subsequently paid or credited to you. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

Dividends that are effectively connected with a trade or business carried on by a non-U.S. holder within the United States, and, to the extent an applicable tax treaty provides, attributable to a permanent establishment maintained by the non-U.S. holder in the United States, will generally be subject to U.S. federal income tax on a net basis at the individual or corporate rates generally applicable to U.S. holders, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments, which will include effectively connected dividends.

A non-U.S. holder of our common stock may obtain a refund of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

Sale or Other Disposition. Subject to the discussion under “Information reporting and backup withholding” and “FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or other taxable disposition (other than a redemption) of our Series A Convertible Preferred Stock or our common stock unless:

●	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States);

●	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a “United States real property interest” by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the five-year period ending on the date of such disposition or, if shorter, the non-U.S. holder’s holding period for its shares of common stock or Series A Convertible Preferred Stock, as applicable, and one of the circumstances below applies to you.

A non-U.S. holder whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale in the same manner as a U.S. person, unless an applicable tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable tax treaty) on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

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With respect to the third bullet point above, we are, and expect to continue to be for the foreseeable future, a USRPHC (and the remainder of this discussion assumes we are and will be a USRPHC). Our common stock is currently listed on the NASDAQ Capital Market and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. If we are a USRPHC, and if our common stock continues to be regularly traded on an established securities market:

●	with respect to a disposition of our common stock, if you have owned, or are deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our common stock or your holding period for your common stock, more than 5% of our common stock, you generally would be subject to U.S. federal income tax on any gain from the disposition;

●	with respect to a disposition of Series A Convertible Preferred Stock, if (as expected) the Series A Convertible Preferred Stock is not regularly traded on an established securities market at the time of the disposition and, on the date you acquired the Series A Convertible Preferred Stock, it had a fair market value greater than 5% of the fair market value of our common stock outstanding, you generally would be subject to U.S. federal income tax on the gain from the disposition and the transferee of the Series A Convertible Preferred Stock generally would be required to withhold 15% of the gross proceeds payable to you. For this purpose, if you subsequently acquire additional Series A Convertible Preferred Stock, then such Series A Convertible Preferred Stock would be aggregated and valued as of the date of the subsequent acquisition in order to apply the 5% limitation.

If the gain from any disposition is subject to tax as described above, it will be taxed as if you were a U.S. holder and you would be required to file a U.S. tax return with respect to such gain.

If, during the calendar year in which the relevant sale, exchange or other taxable disposition occurs, we are a USRPHC and our common stock were not considered to be regularly traded on an established securities market, all non-U.S. holders generally would be subject to U.S. federal income tax on any gain from the disposition of the Series A Convertible Preferred Stock or our common stock (regardless of the amount of Series A Convertible Preferred Stock or our common stock owned), and transferees of the Series A Convertible Preferred Stock or our common stock would generally be required to withhold 15% of the gross proceeds payable to the non-U.S. holder. The gain from the disposition would be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. holder, and the non-U.S. holder would be required to file a U.S. tax return with respect to such gain.

Non-U.S. holders that may be treated as actually or constructively owning more than 5% of our Series A Convertible Preferred Stock or common stock should consult their own tax advisers with respect to the U.S. federal income tax consequences of the ownership and disposition of Series A Convertible Preferred Stock or common stock.

Conversion of Series A Convertible Preferred Stock into Common Stock. You generally will not recognize any gain or loss by reason of receiving common stock upon conversion of the Series A Convertible Preferred Stock, except gain or loss will be recognized with respect to any cash received in lieu of fractional shares, which may be subject to U.S. federal income tax, as discussed above in “Sale or other disposition.”

Notwithstanding these general rules, if a non-U.S. holder is subject to tax under the special rules governing USRPHCs as described above under “Sale or other disposition” with respect to its Series A Convertible Preferred Stock but not the common stock into which the Series A Convertible Preferred Stock is convertible, then the conversion of the Series A Convertible Preferred Stock into common stock would be a taxable event and such non-U.S. holder would be subject to U.S. tax in the same manner as described in “Sale or other disposition.” This situation could arise, for example, if the Series A Convertible Preferred Stock were “regularly traded” and a non-U.S. holder owned more than 5% of Series A Convertible Preferred Stock that was convertible into less than 5% of the common stock. If, as to a non-U.S. holder, both the Series A Convertible Preferred Stock and the common stock into which the Series A Convertible Preferred Stock is convertible are subject to the special rules governing USRPHCs described above, then, although the conversion of the Series A Convertible Preferred Stock solely into the common stock generally would not be taxable, the non-U.S. holder may be required to file a U.S. federal income tax return for the taxable year of the conversion and satisfy certain procedural requirements in accordance with the applicable Treasury Regulations.

Non-U.S. holders that may be subject to the special rules governing USRPHCs should consult their own tax advisers with respect to the U.S. federal income tax consequences of the conversion of their Series A Convertible Preferred Stock into common stock, including any filing requirements that may be applicable.

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Redemption of Series A Convertible Preferred Stock. If we redeem our Series A Convertible Preferred Stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption results in a meaningful reduction in the non-U.S. holder’s interest in us, or results in a complete termination of the non-U.S. holder’s entire equity interest in us (in each case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale under one of these rules, the tax consequences to a non-U.S. holder would be as described above under “Sale or other disposition.” If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a non-U.S. holder would be treated as described above under “Distributions.”

The tax treatment of any such gain to non-U.S. holders is uncertain. If the redemption results in a meaningful reduction in the non-U.S. holder’s interest in us (in either case, within the meaning of Section 302(b) of the Code), then the gain generally would be taxed only as described above under “Sale or other disposition.” If the redemption does not qualify as a sale for tax purposes under one of these rules, the gain generally would be treated as described above under “Distributions.” Because the characterization of a redemption of the Series A Convertible Preferred Stock in exchange for common stock is uncertain and is determined on a holder-by-holder basis, it is possible that a withholding agent would withhold on the cash proceeds received.

Non-U.S. holders that are subject to tax under the special rules governing USRPHCs should consult their own tax advisers with respect to the U.S. federal income tax consequences of a redemption of their Series A Convertible Preferred Stock, including any filing requirements that may be applicable.

Information Reporting and Backup Withholding. Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable form) or otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of our Series A Convertible Preferred Stock or common stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or Form W-8BEN-E (or other suitable substitute or successor form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of our Series A Convertible Preferred Stock or common stock if such sale is effected through a foreign office of a broker, provided that the broker does not have certain U.S. connections.

Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability (if any), which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

FATCA. Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as “FATCA”) impose a 30% U.S. withholding tax on certain “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity.” “Withholdable payments” include payments of dividends and the gross proceeds from a disposition of certain property (such as the Series A Convertible Preferred Stock or our common stock), if such disposition occurs after December 31, 2018. In general, if a holder is a “foreign financial institution” (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to such holder, unless such holder enter into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain “passthru payments.” If such holder is a “non-financial foreign entity,” FATCA also generally will impose a withholding tax of 30% on withholdable payments made to such holder unless the holder provide the withholding agent with a certification that it does not have any “substantial United States owners” or a certification identifying its direct and indirect substantial United States owners. Intergovernmental agreements between the United States and a holder’s resident country may modify some of the foregoing requirements.

Non-U.S. holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of Series A Convertible Preferred Stock and common stock.

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UNDERWRITING

Maxim Group LLC and Joseph Gunnar & Co., LLC are acting as the representatives of the underwriters of this offering, which we refer to as the Representatives. We have entered into an underwriting agreement dated November ___, 2021 with the Representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of Series A Convertible Preferred Stock listed next to its name in the following table:

Number of Shares

Underwriters
Maxim Group LLC.
Joseph Gunnar & Co., LLC

Total

All of the shares of Series A Convertible Preferred Stock to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Series A Convertible Preferred Stock offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Series A Convertible Preferred Stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Series A Preferred Stock offered by this prospectus supplement if any such shares of Series A Convertible Preferred Stock are taken, other than those shares of Series A Convertible Preferred Stock covered by the over-allotment option described below.

We expect that delivery of the Series A Convertible Preferred Stock will be made against payment therefor on or about ___. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional 225,000 shares of Series A Convertible Preferred Stock (15% of the shares of Series A Convertible Preferred Stock sold in this offering) from us to cover over-allotments, if any, at a price per share of Series A Convertible Preferred Stock equal to the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase these additional shares of Series A Convertible Preferred Stock. If any additional shares of Series A Preferred Stock are purchased, the underwriters will offer the additional shares of Series A Convertible Preferred Stock on the same terms as those on which the shares of Series A Convertible Preferred Stock are being offered hereby.

Discounts and Commissions

The Representatives have advised us that the underwriters propose to offer the shares of Series A Convertible Preferred Stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers at that price less a concession of not more than $ per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

	Per Share	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price
Underwriting discounts and commissions (_%)
Proceeds, before expenses, to us

We have agreed to reimburse the Representatives for all reasonable and actual out-of-pocket accountable fees and costs incurred by the Representative in connection with this offering up to a maximum of $50,000 in the aggregate, including the fees and expenses of the underwriters’ legal counsel.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $___________.

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Right of First Refusal

If the Closing occurs, the Company will grant the Representative the right of first refusal for a period of nine (9) months from the date of commencement of sales pursuant to the Prospectus to act as managing underwriters and book runners for any and all future public or private equity or equity-linked offerings undertaken by the Company, or any successor to or any subsidiary of the Company. The Company will provide written notice to the Representative with the terms of such offering and if the Representative fails to accept in writing any such proposal within ten (10) business days after receipt of such written notice, then the Representative will have no claim or right with respect to any such offering(s).

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Except for services provided in connection with this offering and _____________in which ______ acted as ______, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

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Lock-Up Agreements

The Company has agreed that it will not, for a period of one hundred and twenty (120) days after the Closing Date (the “Lock-Up Period”), without the prior written consent of Maxim Group LLC (which consent may be withheld in its sole discretion), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act to register, any shares of preferred stock, common stock warrants, or any securities convertible into or exercisable or exchangeable for preferred stock or common stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of shares of common stock, preferred stock or warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock, preferred stock, warrants or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Series A Preferred Stock to be sold hereunder, (B) any shares of common stock issued pursuant to a trading plan established prior to June 30, 2020 pursuant to Rule 10b5-1 of the Exchange Act, (C) the issuance of Common Stock pursuant to the Equity Distribution Agreement by and between the Company and Maxim dated September 3, 2021, and (D) the issuance of common stock upon the exercise of warrants as disclosed as outstanding in this prospectus supplement, provided that such warrants have not been amended since the date of this prospectus supplement to increase the number of such warrants or warrant shares or to decrease the exercise price of such warrants or to extend the term of such warrants.

NASDAQ Capital Market Listing

We have applied to list our Series A Convertible Preferred Stock on the NASDAQ Capital Market under the symbol “GMBLP.” If the application is approved, trading of the Series A Convertible Preferred Stock is expected to begin within three business days after the initial issuance of the Series A Convertible Preferred Stock.

Transfer Agent

Our transfer agent for our Series A Convertible Preferred Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Series A Convertible Preferred Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares of our Series A Convertible Preferred Stock than are set forth on the cover page of this prospectus supplement. This creates a short position in our Series A Convertible Preferred Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Series A Convertible Preferred Stock over-allotted by the underwriters is not greater than the number of shares of Series A Convertible Preferred Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Series A Convertible Preferred Stock involved is greater than the number of shares Series A Convertible Preferred Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Series A Convertible Preferred Stock or reduce any short position by bidding for, and purchasing, Series A Convertible Preferred Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Series A Convertible Preferred Stock in this offering because the underwriter repurchases the shares of Series A Convertible Preferred Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Series A Convertible Preferred Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Series A Convertible Preferred Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Series A Convertible Preferred Stock are traded, in the over-the-counter market, or otherwise.

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Passive Market Making

In connection with the offering, the underwriters may engage in passive market making transactions in shares of Series A Convertible Preferred Stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of shares of Series A Convertible Preferred Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Series A Convertible Preferred Stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our Series A Convertible Preferred Stock in any jurisdiction where action for that purpose is required. Accordingly, our Series A Convertible Preferred Stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our Series A Convertible Preferred Stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

●	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our Series A Convertible Preferred Stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our Series A Convertible Preferred Stock may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our Series A Convertible Preferred Stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our Series A Convertible Preferred Stock is offered and/or sold or, alternatively, where such registration is not required.

Any resale of our Series A Convertible Preferred Stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the Series A Convertible Preferred Stock outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus supplement, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

S-48

LEGAL MATTERS

Lucosky Brookman LLP, Woodbridge, New Jersey will provide us with an opinion as to certain legal matters in connection with the securities offered hereby. The Representative are being represented by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended June 30, 2021 have been so incorporated in reliance on the report of Friedman LLP, independent registered public accounting firm, with regard to consolidated financial statements of the Company as of June 30, 2021, and for the year then ended, which report includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern, and in reliance on the report of Rosenberg Rich Baker Berman P.A., independent registered public accounting firm, with regard to consolidated financial statements of the Company as of June 30, 2020 and for the year then ended, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our website address is https://esportsentertainmentgroup.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering:

●	our Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 2021, filed with the SEC on, respectively, October 13, 2021 and October 22, 2021;

●	our Current Reports on Form 8-K or 8-K/A filed with the SEC on, July 15, 2021, August 12, 2021, and August 12, 2021, September 3, 2021, and October 22, 2021;

●	the description of our common stock set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on April 2, 2020, including any amendments or reports filed for the purposes of updating this description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and before we stop offering the securities covered by this prospectus supplement and the accompanying base prospectus.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus supplement and the accompanying base prospectus and does not constitute a part hereof.

Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at or by writing us at the following address:

Esports Entertainment Group, Inc.

Block 6,

Triq Paceville,

St. Julians STJ 3109

Malta

356-2713-1276

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PROSPECTUS

ESPORTS ENTERTAINMENT GROUP, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock and Unit A Warrants are quoted for trading on The NASDAQ Capital Market under the symbols “GMBL” and “GMBLW”, respectively. On January 22, 2021, the last reported sale price of our common stock and Unit A Warrants on The NASDAQ Capital Market was $7.47, and $4.33, per share, and Unit A Warrant, respectively.

The aggregate market value of our outstanding common stock held by non-affiliates is $77,654,751.25 based on 14,186,740 shares of outstanding common stock, of which 4,294,415 are held by affiliates, and a per share price of $7.85 based on the closing sale price of our common stock on January 20, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Esports,” “EEG,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Esports Entertainment Group, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://esportsentertainmentgroup.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

1

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended June 30, 2020, filed with the SEC on October 1, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

●	Our Current Reports on Form 8-K and/or 8-K/A filed with the SEC on August 6, 2020, October 16, 2020, November 24, 2020, December 8, 2020, December 17, 2020, and January 22, 2021; and

●	The description of our Common Stock contained in our Registration Statement on Form S-8, filed with the SEC on November 25, 2020, as amended, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

THE COMPANY

Corporate History

Esports Entertainment Group, Inc. was formed in the State of Nevada on July 22, 2008 under our prior name Virtual Closet, Inc. Virtual Closet, Inc. changed its name to DK Sinopharma, Inc. on June 6, 2010. DK Sinopharma, Inc. changed its name to VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc. Our company was engaged in a number of different enterprises up until May 20, 2013, when, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of H&H Arizona Corporation in exchange for 3,333,334 shares of our common stock. From May 2013 until August 2018, our operations were limited to designing, developing and testing our wagering systems. We launched our online esports wagering website (www.vie.gg) in August 2018.

Business Overview

Esports is the competitive playing of video games by amateur and professional teams for cash prizes. Esports typically takes the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. During 2020, the three largest selling esports games were Dota 2, League of Legends (each multiplayer online battle arena games) and Counter Strike: Global Offensive (a first-person shooter game). Other popular games include Smite, StarCraft II, Call of Duty¸ Heroes of the Storm, Hearthstone and Fortnite. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation, Microsoft Xbox and Nintendo Switch. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv, azubu.tv, ustream.tv and youtube.com.

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We are an esports entertainment and online gambling company primarily focused on three verticals, (i): esports entertainment, (ii) esports wagering, and (iii) iGaming and traditional sports betting. We believe focusing on these verticals positions the Company to take advantage of a trending and expanding marketplace in esports with the rise of competitive gaming as well as the legalization of online gambling in the United States.

Esports Entertainment:

Our esports entertainment vertical includes any activity that we pursue within esports that does not include real-money wagering. Right now, the main component of this vertical is our skill-based tournament platform. This allows us to engage and monetize players across 41 states where skill-based gambling is legal as well as create relationships with players that can eventually migrate to our Vie.gg real-money wagering platform.

Esports Wagering:

We intend to be a leader in the large and rapidly growing sector of esports real-money wagering. Our Vie.gg platform offers fans the ability to wager on professional esports events in a licensed and secure environment. At the current time, under the terms of our existing Curacao license, we are currently able to accept wagers from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. On April 30, 2020, we received our gaming service license from the Malta Gaming Authority (MGA). We now expect that residents in a number of European Union member states will be able to place bets on our website. On August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the first quarter of 2021.

iGaming and Traditional Sports Betting:

The goal of our iGaming and traditional Sports Betting vertical is to provide profitable growth and access to strategic licenses in jurisdictions that we can cross-sell into our Vie.gg platform. On July 7, 2020, we entered into a stock purchase agreement (the “Argyll Purchase Agreement”), by and among the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby, upon closing on July 31, 2020, the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies” or “Argyle”). AHG is licensed and regulated by the UK Gambling Commission and the Irish Revenue Commissioners to operate online sportsbook and casino sites in the UK and Ireland, respectively. Argyll has a flagship brand, www.SportNation.bet, as well as two white label brands, www.RedZone.bet and www.uk.Fansbet.com (collectively the “Argyll Brands”), with over 250K registered players at the end of calendar year 2020.

Competitive Advantages/Operational Strengths

We believe the following strengths position us for sustainable growth:

Management Team and Key Personnel Experience: Our Board includes senior managers with extensive experience in online gambling, esports, information technology, compliance, regulation, accounting and finance. Our Officers and management include individuals with extensive experience in online gambling, esports, information technology, marketing, business development, payment processing, compliance, regulation, accounting, finance and customer service.

Licensed Technology/Proprietary B2C wagering platform: We have entered into a White Label Services Agreement dated December 12, 2019 (the “Askott Agreement”) with a subsidiary of Askott Entertainment Inc. (“Askott”) whereby Esports has secured a non-exclusive license to “white label” Askott’s proprietary software and systems as the platform through which we run our business (the “Platform”). The Platform requires complex code and very skilled development. Accordingly, we believe the complexity of our Platform offers a higher barrier to entry than standard wagering platforms. Furthermore, in September 10, 2020, we acquired certain intellectual property assets developed by FLIP Sports (“Flip Sports”). As part of the acquisition of assets, the Flip employees became employees of Argyll Productions Ltd, a subsidiary of LHE, with the intention to have them build a best-in-class proprietary esports wagering platform. We believe our proprietary platform will provide us with a competitive advantage as it offers what we believe to be the widest variety of betting options available for esports wagering.

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Argyll’s “Rewards” Program: built in-house, and in conjunction with FLIP Sports, provides an industry-leading customer loyalty program, driving above-industry customer retention rates and player lifetime values. The Program helped earn Argyll the Innovative Start-up of the Year award, at the 2018 EGR Marketing & Innovation Awards. We believe the platform can be leveraged across all of our verticals.

Affiliate Marketing Program: Our affiliate marketing program focuses on professional esports teams and individual social media influencers. As part of our efforts to market our online gaming services, we attempt to enter into “Affiliate Marketing Agreements” with professional esports teams and other influential individuals and groups within esports. As an “Marketing Affiliate”, the esports team will provide their fans with a link to our online gaming website, where the fan, if located in a country which allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the marketing affiliate’s link to our website and provided such player wins the bet, we pay the “Marketing Affiliate” a percentage of the amount we collect from the winning bet (typically between 25% - 35%).

Growth Strategy

In the future, we intend to:

●	expand our Esports services into more of the 41 states where skill-based gambling is legal, enhance the Product offering, as well as create relationships with players that will migrate into our Vie.gg real-money wagering platform.

●	expand our Esports Wagering services into more jurisdictions, utilizing the recently acquired MGA gaming license, as well as the recent multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey.

●	continue with our M&A strategy in the iGaming and Traditional Sports Betting space, to acquire profitable Operators in different jurisdictions, that will also allow for cross-pollination of services (Sportsbook, Casino and Esports).

Future Products and Services:

Online Esports Tournament Play

We intend to offer players from around the world, including the United States (except in 13 states in the US and other jurisdictions outside the US which currently prohibit playing games of skill for cash prizes), the ability to enter and participate in online video game tournaments and win cash prizes. Online esports tournament play consists of two or more people playing against each other in a game from their personal phones or computers, where such players do not necessarily have to be playing in real time. These events could be held over the course of a day, a week or even a month and the winner will be the one with the top score or the fastest time at the conclusion of the event. Cash-based tournaments involving games of skill are not considered gambling in most U.S. states because the generally accepted definition of gambling involves three specific things: (1) the award of a prize, (2) paid-in consideration (meaning entrants pay to compete) and (3) an outcome determined on the basis of chance. As a result, games of skill are not generally subject to the same laws and regulations as our esports event wagering service. We expect participants in our tournaments being able to enter and play against each other with prize money distributed to the last remaining competitors. We anticipate collecting a tournament entry fee for our tournaments, as well as a percentage of total winnings that are paid to users (typically 10% of the entry fees) and thus none of our money will be at risk or otherwise dependent on the outcome. We intend to offer users a wide selection of video games of skill to be played online for real money in small groups to major tournaments. The tournament platform will also serve as a tool to help us determine which markets we are finding the most esports players. We believe using the tournament platform to penetrate the US market will allow us to grow our brand within the esports community and lead to lower customer-acquisition-costs for our wagering platform.

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US Market Expansion

Currently we do not offer players in the US the ability to wager on our Vie.gg platform. However, on August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the first quarter of 2021. Following our launch in New Jersey, we intend to evaluate additional jurisdictions in the US that could be commercially viable for further expansion of our Vie.gg platform.

International Market Expansion

We received a Gaming Service License for online pool betting from the Malta Gaming Authority in April 2020, established a brick and mortar office in such jurisdiction and anticipate commencing online gaming operations in that jurisdiction in 2020, both on the Vie.gg and Argyll Brands. We expect that residents of a number of both European Union and non-EU countries will be able to place bets on our website. In the future, we may consider obtaining additional country specific gaming licenses should we determine there is sufficient local demand for our services in these markets. In order to effectively penetrate international markets, we intend to translate our website into several additional languages and offer customer service and technical support in the local language of key markets.

Our Online Wagering Platforms

According to Zion Market Research’s, Online Gambling & Betting Market by Game Form (Poker, Casino, Sports Betting, Bingo, Lottery, Horse Racing Betting, and Others) and by Component (Hardware, Software, and Service): Global Industry Perspective, Comprehensive Analysis and Forecast, 2017 – 2024, the online gambling market represents one of the fastest growing segments of the gambling industry. Zion Market estimated the size of the global online gambling market in 2018 was in excess of US$45.8 billion and is projected to reach US$94.4 billion by 2024.

Although the Vie.gg brand is focused solely on offering online wagering on the widest range of esports events broadcast from around the world, the Argyll Brands offer online users traditional casino style games such as poker, craps or slots, as well as offering online wagering on traditional sporting events such as soccer, horse racing and football.

All persons 18 years and older can presently place bets on our online gambling website at www.vie.gg except for residents of the United States and other jurisdictions that the Company is precluded from supplying its services to pursuant to its gaming licenses.

With respect to our Argyll Brands, wagering is only permitted by customers in the United Kingdom and Republic of Ireland.

On April 30, 2020, the Company received its Gaming Service License for online pool betting from the Malta Gaming Authority. This allows residents of certain European Union member countries to place bets on our website.

Once on our websites, a player can place a bet on a team participating in any number of tournaments which are scheduled to be held in the upcoming weeks. We also maintain a “how to play” section on the website which provides players with instructional videos on placing bets as well as other pieces of information that may be beneficial to an inexperienced player or a new user of our website. Additionally, we maintain a “frequently asked questions” section which provides our customers with the ability to easily navigate general questions relating to the website, personal account information, payment processing, betting rules and procedures as well as tips.

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We have agreements with the following third party companies that provide us with certain services that enable our website to function efficiently:

Money Matrix. MoneyMatrix provides us with the software we use to receive payments from players. Using MoneyMatrix, a player can select from over 150 payment options (i.e. Skrill, Astropay) to deposit funds with us for use in placing bets.

Partner Matrix. Partner Matrix provides us with the software we use to track players placing a bet through an Affiliate’s link to our website.

Money Matrix, Partner Matrix are both paid monthly for their services to the Company.

Askott Entertainment Inc. The Vie.gg Platform is hosted from Askott Entertainment Inc., who provides us with a website hosting subscription, and provides e-games, development and IT services related to the software interface and web design. We will pay the Askott subsidiary a percentage on gaming revenues, this percentage varies based on the amount of monthly gaming revenues generated but shall not exceed twenty-percent (20%) of monthly gaming revenues but gradually decreases based on increased revenues. Additionally, we will pay Askott a minimum monthly fee of $9,000 EUR for services which amount will be subject to increase based on the number of games made available on the Platform.

SB Tech Global – the Argyll Brands use the SB Tech platform to host their websites, and pay a percentage on both Sportsbook and Casino Gross Gaming revenues, as well as certain hosting and data feed fees.

Marketing and Sales Initiatives

The Company has several sponsorship marketing agreements in place for its website as well as an extended marketing agreement with Dignitas, an esports brand owned by Harris Blitzer sports and entertainment with multiple professional teams playing several titles with over a million fans worldwide. The Company also has an agreement with Allied Esports to run esports tournaments to promote the brand globally to esports fans.

We are looking to expand into new geographic territories by obtaining licenses to operate in those territories. The need for hands-on implementation in these territories and support will require investment in additional marketing activities, offices, and other overhead.

We will also accelerate our expansion if we find complementary businesses that we are able to acquire in other markets. Our marketing efforts to expand into new territories have included esports team and tournament sponsorship, affiliate marketing, social media advertising, content creation, and attendance at esports and gaming events in addition to personal contact with other industry leaders.

Esports games are played by professional teams, amateur teams, and individuals. Professional esports teams have their own social media presence, with some of the top professional teams having millions of fans who follow and interact with the team on a regular basis. A website of a professional esports team usually contains specific information about the team and lists upcoming tournaments or events in which the team will be participating. As part of our efforts to market our online gaming services, we attempt to enter into affiliate marketing agreements with professional Esports teams.

As a marketing affiliate, the esports team will promote our brand in the content they create and on their social media and Website. The fans will be provided with a link to our online gaming website, where the Fan, if located in a country that allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the team’s link to our website (and provided the player won the bet), we pay the Affiliate a percentage of the amount we collect from the winning bet. As of December 1, 2020, we had more than 75 esports teams agreeing to act as our marketing affiliates.

We plan to increase our marketing efforts and awareness of our websites, www.vie.gg and www.sportnation.bet, as well as future offerings by:

●	Educating sports betting consumers to bet on esports and we want gamers to start betting on esports.

●	Sponsoring professional esports teams and tournaments that have a global reach.

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●	Working with sports and gaming celebrities and social media influencers who have an interest in video games and esports to generate new customers. We intend to increase our efforts in attracting esports players and other celebrities who have an interest in video games and esports.

●	Using a multichannel approach focused on acquiring and retaining customers we intend to utilize multiple social media platforms to promote the Company’s wagering business including, but not limited to, Facebook Twitter, Instagram, Snapchat, TikTok, Youtube, Twitch, Whatsapp, QQ, WeChat, email and SMS messages and using online advertisements, paid search optimization, and various social media campaigns to increase our online presence and drive traffic to our website. We intend to increase our investments in online advertisements, including esports gambling-related websites. We also intend to continue to invest in optimizing the Company’s website so it will attain a high ranking under key search words or phrases, such as “esports gambling.”

Competition

The online gambling and wagering industry is increasingly competitive. With relatively low barriers to entry, new competitors are entering the esports wagering and video game tournament segments. In both of these segments, there currently exist several major competitors. Because many of these competitors focus on delivering one product, as opposed to a full suite of esports and video gambling products and services that we intend to offer, the competitors may offer an equivalent or superior product to that of the Company. We expect the number of companies offering products and services in each market segment to increase. Most of our current competitors, including Unikrn, bet365, William Hill, Betway, and Pinnacle Sports, have far greater resources than we have.

In the UK, where Argyll is heavily concentrated, the competition in the online gambling industry is extremely competitive. As of June 2020, the UK Gambling Commission oversaw 3,641 gambling licenses, held by 2,652 gaming operators, which makes competing for the acquisition and retention of customers, continually challenging.

We believe the following differentiates us from our competitors:

●	Esports Focused:

The Vie.gg brand is focused solely on esports gambling and 18+ gaming. We will not offer users traditional casino style games like poker, craps or slots nor do we anticipate offering wagering on traditional sporting events like football or soccer. We are focused solely on delivering the widest selection of content and offering the widest range of esports events all for real-money wagering.

●	Strength of Argyll proposition:

With the industry reaching saturation point with similar offers around bonuses and free bets, often with complex terms and conditions, Argyll’s vision and ambition was to launch a totally unique in-house product, seamlessly in to SportNation.bet, to provide customers with an experience like no other, while tackling one of the major challenges that any operator faces; retention. That product and concept is our Rewards Program.

Argyll’s Rewards Program offers customers a simple and genuinely rewarding loyalty scheme, where every bet on the site, win, lose or draw, earns points to redeem into our “Reward Store”. No turnover requirements, no minimum odds conditions, no new customer or single-use restrictions.

We have developed an in house, turnover based model to reward customers with points based on their activity. Customers earn points faster by increasing the number of selections in sportsbook bets, providing an opportunity to increase the rate at which points are earned.

Customers are able to select when and how they want to redeem. A customer is not bound to certain activity or staking criteria. A customer can decide when and what they want to redeem, which could either be frequently, or allowing customers to save for a larger item.

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As an extension to the already unique Rewards offering that SportNation provides its users, a range of product enhancements have also been integrated in to SportNation, including live streaming, responsible gaming and compliance tools and data driven customized journeys. All integrations have been designed and developed in house, to align with the feel and tone of the site. By combining research and insight with the latest technology to implement real time solutions, SportNation offers an innovative, safe and responsible product that is tailored to each individual user, on and offsite, from registration and throughout their customer lifetime.

Regulations Affecting our Business

The offering and operation of online real-money gambling platforms and related software and solutions is subject to extensive regulation and approval by various national, federal, state, provincial, tribal and foreign agencies (collectively, “gaming authorities”). Gambling laws require us to obtain licenses or findings of suitability from gaming authorities for Esports Entertainment, including each of our subsidiaries engaged in these activities, and certain of our directors, officers, employees and in some instances, significant shareholders (typically beneficial owners of more than 5% of a company’s outstanding equity). The criteria used by gambling authorities to make determinations as to qualification and suitability of an applicant varies among jurisdictions, but generally require the submission of detailed personal and financial information followed by a thorough and sometimes lengthy investigation. Gaming authorities have broad discretion in determining whether an applicant qualifies for licensing or should be found suitable. Gambling authorities generally look to the following criteria when determining to grant a license or finding of suitability, including (i) the financial stability, integrity and responsibility of the applicant, (ii) the quality and security of the applicant’s online real-money platform and gaming equipment and related software, as applicable, and (iii) the past history of the applicant. Gambling authorities may, subject to certain administrative proceeding requirements, (i) deny an application, or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, and (ii) fine any person licensed, registered or found suitable or approved. Notwithstanding the foregoing, some jurisdictions explicitly prohibit gaming in all or certain forms and we will not market our gambling services in these jurisdictions. If any director, officer or employee of ours fails to qualify for a license or is found unsuitable (including due to the failure to submit the required documentation) by a gaming authority, we may deem it necessary, or be required to, sever our relationship with such person, which may include terminating the employment of any such person. Gambling authorities have the right to investigate any individual or entity having a material relationship with us, to determine whether such individual or entity is suitable or should be licensed to do business as a business associate of ours. In addition, certain gambling authorities monitor the activities of the entities they regulate both in their respective jurisdiction and in other jurisdictions to ensure that these entities are in compliance with local standards on a worldwide basis.

On May 14, 2018, the Supreme Court of the United States struck down the Professional and Amateur Sports Protection Act, a 1992 law that barred state-authorized sports gambling with some exceptions and made Nevada the only state where a person could wager on the results of a single game. Since the Supreme Court’s decision, sports gambling has commenced in several states and several more states have enabling legislation pending. We believe that the Supreme Court’s decision will allow our platform to be used in the United States at some point in the future. We plan to explore expansion of our esports online wagering platform into the US market place at the appropriate time.

The Unlawful Internet Gambling Enforcement Act of 2006 (“UIEGA”) made it a federal offense, punishable by up to five years in prison, for a business to accept payments “in connection with the participation of another person in unlawful internet gambling.” In support of such new prohibitions, the UIGEA uses a variety of terms — some of which are ambiguous or undefined. Initially, the UIGEA broadly defines a “bet or wager” as: the staking or risking by any person of something of value upon the outcome of a contest of others, a sporting event, or a game subject to chance, upon an agreement or understanding that the person or another person will receive something of value in the event of a certain outcome.

Further, a “bet or wager” specifically includes a chance on a lottery or prize awarded predominantly by chance; a “scheme” as defined in Title 28, U.S.C. § 3702 relating to government-sponsored amateur or professional sports betting and, “any instructions or information pertaining to the establishment or movement of funds by the bettor or customer in, to, or from, an account with the business of betting or wagering.” While this final prohibition incorporates the term “business of betting or wagering,” that term is not specifically defined anywhere in the UIGEA. The only reference to that term comes in § 5362(2), which states: The term “business of betting or wagering” does not include the activities of a financial transaction provider, or any interactive computer service or telecommunications service.

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Nonetheless, the law does contain specific prohibitions. In order to establish a violation of the UIGEA, it must be shown that:

1.	A “person” was engaged in the business of betting or wagering;

2.	That person knowingly accepted a financial instrument or proceeds thereof; and

3.	That instrument was accepted (by the person) in connection with the participation of another person in “unlawful Internet gambling.”

In the context of this statute “unlawful Internet gambling” is defined as follows:

To place, receive, or otherwise knowingly transmit a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under any applicable Federal or State law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made.

Therefore, the UIGEA only applies to online gambling transactions that are already prohibited by other state, federal, or tribal laws. Therefore, in order for the financial transaction to be prohibited by § 5363 of the UIGEA, the bet or wager must be “initiated, received, or otherwise made” in a place where such activity (the bet of wager) violates preexisting state, federal, or tribal law.

At the current time, we are able to accept wagers on our vie.gg website from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. We do not accept wagers from United States residents at this time and therefore the bet or wager on our platform is not “initiated, received, or otherwise made” in a place where such activity violates preexisting state, federal, or tribal law.

Great Britain

Betting and gaming with respect to customers in Great Britain (England, Scotland and Wales, but excluding Northern Ireland, the Channel Islands and the Isle of Man) is regulated by the Gambling Act 2005 (the “2005 Act”). The 2005 Act established the Gambling Commission as the regulator responsible for granting licenses to operate gambling services as well as overseeing compliance with applicable law and regulation. In 2014, the UK Parliament passed the Gambling (Licensing and Advertising) Act 2014, which required all remote gambling operators serving customers in Great Britain or advertising in Great Britain to obtain a license from the Gambling Commission. Our Argyll Brands operate in the UK pursuant to remote operating licenses issued by the Gambling Commission along with the separate software and “key personnel” individual licenses. Various additional operating subsidiaries of EEG are endorsed upon the licenses and are hence authorized to carry out the licensed activities on a so-called “umbrella” basis in addition to the “primary” licensee. The terms of these operating licenses require that the relevant subsidiaries of EEG must source all gambling software used in connection with British players from the holder of a gambling software licenses issued by the Gambling Commission. So long as the applicable license fees are paid and the British licenses are not suspended, revoked or otherwise surrendered, EEG expects that the licenses will remain valid indefinitely.

British regulations require licensed companies to file quarterly returns as well as a more extensive “annual assurance statement” to provide the Gambling Commission with information regarding matters such as significant changes in control systems, risk management and governance since the last assurance statement, how the licensee is addressing gambling by problem and at-risk customers and any improvements that the licensee plans to implement to its control systems, risk management and governance and/or its approach to addressing problem and at-risk gambling and promoting socially responsible gambling. The Gambling Commission also subjects its licensees to periodical regulatory compliance visits subsequent to which recommendations may be issued to the licensee.

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Intellectual Property

We have not filed to register any patents, trade names or trademarks in any jurisdictions in relation to our Vie.gg brand, but we do intend to file applications to register patents, tradenames or trademarks in the near future.

Argyll owns a European Union registered trade mark for its SportNation brand.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	We are a development stage company with a limited operating history.

●	The gaming and interactive entertainment industries are intensely competitive. Esports faces competition from a growing number of companies and, if Esports is unable to compete effectively, its business could be negatively impacted.

●	We have a history of accumulated deficits, recurring losses and negative cash flows from operating activities. We may be unable to achieve or sustain profitability

●	The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by our business which could adversely affect the value of the Company.

●	The Company may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect its operating results.

●	Compromises of the Company’s systems or unauthorized access to confidential information or EEG’s customers’ personal information could materially harm EEG’s reputation and business.

●	There is a risk that the Company’s network systems will be unable to meet the growing demand for its online products.

●	Systems, network or telecommunications failures or cyber-attacks may disrupt the Company’s business and have an adverse effect on EEG’s results of operations.

●	Malfunctions of third-party communications infrastructure, hardware and software expose Esports to a variety of risks Esports cannot control.

Recent Developments

Lucky Dino Purchase Agreement

On December 14, 2020, the Company, via its wholly owned subsidiary, Esports Entertainment (Malta) Limited (“EEL”), entered into an asset purchase agreement (the “Lucky Dino Purchase Agreement”), by and among EEL, Lucky Dino Gaming Limited, a company registered in Malta (“Lucky Dino”), and Hiidenkivi Estonia OU, a company registered in Estonia (“HEOU” and, together with Lucky Dino, the “Sellers”) whereby EEL purchased and assumed from the Sellers substantially all the assets and assumed certain specified liabilities of the Sellers’ business of real money online casino gaming (the “Acquired Business”).

As consideration for the Acquired Business, the Company agreed to pay the Sellers EUR €25,000,000 (the “Lucky Dino Purchase Price”) subject to certain adjustments set forth in the Lucky Dino Purchase Agreement.

The Lucky Dino Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of this nature. The closing of the transactions contemplated by the Lucky Dino Purchase Agreement is subject to certain conditions, including, among other things, the completion of an audit of Lucky Dino and HEOU.

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Phoenix Purchase Agreement

On December 17, 2020, the Company entered into a share purchase agreement (the “Purchase Agreement”), by and among the Company, Phoenix Games Network Limited, a company registered in England and Wales (“Phoenix”), and the shareholders of Phoenix (the “Phoenix Shareholders” and, together with Phoenix, the “Selling Parties”), whereby the Company acquired from the Selling Parties all of the issued and outstanding share capital of Phoenix (the “Phoenix Shares”). Pursuant to the Purchase Agreement, as consideration for the Phoenix Shares, the Company agreed to pay the Sellers: (i) GBP £1,000,000 (the “Original Cash Consideration”); and (ii) shares of common stock of the Company, par value $0.0001 per share, in the aggregate value of GBP£3,000,000 (the “Original Share Consideration” and, together with the Cash Consideration, the “Original Purchase Price”), subject to adjustment based on certain revenue milestones as outlined therein.

On January 21, 2021, the Company and Sellers, having met all conditions precedent, consummated the closing for the Phoenix Shares pursuant to the terms of the Purchase Agreement. The Original Purchase Price was adjusted at closing and as consideration for the Phoenix Shares, the Company paid the Sellers: (i) GBP £350,000 (US $493,495.35) (the “Closing Cash Consideration”); and (ii) 292,211 shares of common stock of the Company, par value $0.0001 per share (aggregate value of $1,927,647.49) (the “Closing Share Consideration” and, together with the Cash Closing Consideration, the “Closing Purchase Price”). The Closing Cash Consideration was be paid in US Dollars and was calculated in accordance with the applicable exchange rate on the Closing Date (as such term is defined in the Purchase Agreement). The Sellers shall remain eligible to receive the remainder of the Original Purchase Price upon Phoenix meeting the aforementioned Revenue Targets by May 16, 2021.

Pursuant to the Purchase Agreement, the Selling Parties shall be entitled to receive an additional GBP£2,000,000 if Phoenix has reached certain revenue milestones by the 18 month anniversary of the Closing Date as further outlined therein.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Registration Statement on Form S-1, filed with the SEC on June 19, 2020, as amended, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

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Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada Revised Statutes relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

On January 28, 2020, we effected a 1-for-15 reverse stock split of our outstanding common stock, which caused our then outstanding common stock to decrease from 93,395,890 to 6,227,006 while keeping our authorized capitalization unchanged.

Authorized Capital Stock

We are currently authorized to issue up to 510,000,000 shares of capital stock consisting of: 500,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value of $0.001 per share. As of January 21, 2021, 14,186,740 shares of common stock were issued and outstanding and there were no shares of preferred stock outstanding.

Common Stock

We are authorized to issue 500,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

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Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the board of directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.

Unit A Warrants

Exercisability. The Unit A Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Unit A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit A Warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the Unit A Warrants, is not available for the issuance of such shares of common stock underlying the Unit A Warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Unit A Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit A Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Unit A Warrants may be transferred at the option of the holders upon surrender of the Unit A Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing. The Unit A Warrants will be issued in registered form under a warrant agency agreement between Vstock Transfer LLC, as warrant agent, and us.

Fundamental Transactions. If, at any time while the Unit A Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit A Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

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Rights as a Stockholder. Except as otherwise provided in the Unit A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit A Warrants and the warrant agency agreement are governed by New York law.

Unit B Warrants

Exercisability. The Unit B Warrants are exercisable immediately upon issuance and at any time up to the date that is one year from the date of issuance. The Unit B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. Unless otherwise specified in the Unit B Warrant, the holder will not have the right to exercise any portion of the Unit B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit B Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit B Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Unit B Warrants may be transferred at the option of the holders upon surrender of the Unit B Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Fundamental Transactions. If, at any time while the Unit B Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit B Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the Unit B Warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the Unit B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Unit B Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Unit B Warrant.

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Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Unit B Warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit B Warrants are governed by New York law.

Unit 1 and Unit 2 Warrants

Upon consummation of the April 2020 Offering, all the Bridge Notes were mandatorily converted (the “Bridge Note Conversion”). Pursuant to the terms of the Bridge Purchase Agreements, the Investors received shares of the Company’s common stock at discount to the April 2020 Offering as well as two warrants (the “Unit 1 Warrants” and “Unit 2 Warrants”) to purchase shares of Common Stock of the Company, with each to purchase one share of Common Stock with an exercise price per share of $4.25

The Unit 1 Warrants are substantially the same as the Unit A Warrants, except that (i) the Unit 1 Warrants are not traded on the Nasdaq; (ii) the Unit 1 Warrants do not contain a cashless exercise provision; and (iii) there is no warrant agent associated with the Unit 1 Warrants.

The Unit 2 Warrants are substantially the same as the Unit B Warrants, except that there is no warrant agent associated with Unit 2 Warrants.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Directors’ Liability

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

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The NASDAQ Capital Market Listing

Our common stock and Unit A Warrants are quoted for trading on The NASDAQ Capital Market under the symbols “GMBL” and “GMBLW”, respectively.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC with an address at 18 Lafayette Pl, Woodmere, NY 11598.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or subject to repurchase, as the case may be;
●	whether the debt securities may be issuable in tranches;
●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

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Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

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Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

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●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
●	the rights, obligations and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

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In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	certain United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

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The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Esports Entertainment Group, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of June 30, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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1,500,000 Shares

10.0% Series A Cumulative Redeemable Convertible Preferred Stock

Liquidation Preference: $11.00 Per Share

Redemption Price: $11.00 Per Share

ESPORTS ENTERTAINMENT GROUP, INC.

PROSPECTUS SUPPLEMENT

MAXIM GROUP LLC                                                                           JOSEPH GUNNAR & CO., LLC

, 2021